                                                                     Exhibit 4.3

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                       NAVISTAR INTERNATIONAL CORPORATION,
                                    as Issuer

                   INTERNATIONAL TRUCK AND ENGINE CORPORATION,
                                  as Guarantor,

                                       AND

                           BNY MIDWEST TRUST COMPANY,
                                   as Trustee


                     --------------------------------------


                                    INDENTURE

                            Dated as of May 31, 2001

                     --------------------------------------

                   $400,000,000 aggregate principal amount of

                           9 3/8% Senior Notes due 2006



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                                          TABLE OF CONTENTS

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                                             ARTICLE I

                             DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.1      Definitions..............................................................1
SECTION 1.2      Other Definitions.......................................................33
SECTION 1.3      Incorporation by Reference of Trust Indenture Act.......................34
SECTION 1.4      Rules of Construction...................................................34

                                           ARTICLE II

                                         THE SECURITIES

SECTION 2.1      Form, Dating and Terms..................................................35
SECTION 2.2      Execution and Authentication............................................42
SECTION 2.3      Registrar and Paying Agent..............................................43
SECTION 2.4      Paying Agent To Hold Money in Trust.....................................44
SECTION 2.5      Securityholder Lists....................................................44
SECTION 2.6      Transfer and Exchange...................................................44
SECTION 2.7      Form of Certificate to be Delivered in Connection with
                 Transfers to Institutional Accredited Investors.........................48
SECTION 2.8      Form of Certificate to be Delivered in Connection with
                 Transfers Pursuant to Regulation S......................................50
SECTION 2.9      Mutilated, Destroyed, Lost or Stolen Securities.........................51
SECTION 2.10     Temporary Securities....................................................52
SECTION 2.11     Cancellation............................................................52
SECTION 2.12     Payment of Interest; Defaulted Interest.................................52
SECTION 2.13     Computation of Interest.................................................54
SECTION 2.14     CUSIP Numbers...........................................................54

                                           ARTICLE III

                                           COVENANTS

SECTION 3.1      Application of Certain Covenants........................................54
SECTION 3.2      Payment of Principal, Premium, if any, and Interest, if any.............55
SECTION 3.3      Maintenance of Office or Agency.........................................55
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SECTION 3.4      Money for Securities Payments to be Held in Trust;
                 Unclaimed Money.........................................................55
SECTION 3.5      Corporate Existence.....................................................57
SECTION 3.6      Reports by the Company..................................................57
SECTION 3.7      Annual Review Certificate; Notice of Defaults or
                 Events of Default.......................................................58
SECTION 3.8      Books of Record and Account.............................................58
SECTION 3.9      Limitation on Liens.....................................................58
SECTION 3.10     Limitation on Incurrence of Indebtedness................................59
SECTION 3.11     Limitation on Preferred Stock of Restricted Subsidiaries................62
SECTION 3.12     Limitation on Restricted Payments.......................................62
SECTION 3.13     Limitation on Certain Asset Dispositions................................67
SECTION 3.14     Limitation on Sale/Leaseback Transactions...............................68
SECTION 3.15     Limitation on Payment Restrictions Affecting
                 Restricted Subsidiaries.................................................69
SECTION 3.16     Limitation on Transactions with Affiliates..............................70
SECTION 3.17     Limitation on Guarantees by Restricted Subsidiaries.....................72

                                           ARTICLE IV

                          CONSOLIDATION, MERGER OR SALE BY THE COMPANY

SECTION 4.1      Consolidation, Merger or Sale of Assets Permitted.......................73

                                            ARTICLE V

                                    REDEMPTION OF SECURITIES

SECTION 5.1      Applicability of Article................................................75
SECTION 5.2      Election to Redeem; Notice to Trustee...................................75
SECTION 5.3      Selection of Securities to be Redeemed..................................75
SECTION 5.4      Notice of Redemption....................................................76
SECTION 5.5      Deposit of Redemption Price.............................................77
SECTION 5.6      Securities Payable on Redemption Date...................................77
SECTION 5.7      Securities Redeemed in Part.............................................77
SECTION 5.8      Optional Redemption.....................................................78
SECTION 5.9      Offer to Repurchase Upon a Change of Control............................78
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                                           ARTICLE VI

                                     DEFAULTS AND REMEDIES

SECTION 6.1      Events of Default.......................................................81
SECTION 6.2      Acceleration; Rescission and Annulment..................................82
SECTION 6.3      Collection of Indebtedness and Suits for Enforcement by Trustee.........83
SECTION 6.4      Trustee May File Proofs of Claim........................................83
SECTION 6.5      Trustee May Enforce Claims Without Possession of Securities.............84
SECTION 6.6      Delay or Omission Not Waiver............................................84
SECTION 6.7      Waiver of Past Defaults.................................................84
SECTION 6.8      Control by Majority.....................................................84
SECTION 6.9      Limitation on Suits by Holders..........................................85
SECTION 6.10     Rights of Holders to Receive Payment....................................85
SECTION 6.11     Application of Money Collected..........................................85
SECTION 6.12     Restoration of Rights and Remedies......................................86
SECTION 6.13     Rights and Remedies Cumulative..........................................86
SECTION 6.14     Waiver of Usury, Stay or Extension Laws.................................86
SECTION 6.15     Undertaking for Costs...................................................87

                                           ARTICLE VII

                                            TRUSTEE

SECTION 7.1      Certain Duties and Responsibilities of the Trustee......................87
SECTION 7.2      Rights of Trustee.......................................................87
SECTION 7.3      Trustee May Hold Securities.............................................89
SECTION 7.4      Money Held in Trust.....................................................89
SECTION 7.5      Trustee's Disclaimer....................................................89
SECTION 7.6      Notice of Defaults......................................................89
SECTION 7.7      Reports by Trustee to Holders...........................................89
SECTION 7.8      Securityholder Lists....................................................90
SECTION 7.9      Compensation and Indemnity.  ...........................................90
SECTION 7.10     Replacement of Trustee.  ...............................................91
SECTION 7.11     Acceptance of Appointment by Successor..................................92
SECTION 7.12     Eligibility; Disqualification...........................................93
SECTION 7.13     Merger, Conversion, Consolidation or Succession to Business.............93
SECTION 7.14     Appointment of Authenticating Agent.....................................93
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                                          ARTICLE VIII

                               DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1      Termination of Company's Obligations Under this Indenture...............95
SECTION 8.2      Application of Trust Funds..............................................96
SECTION 8.3      Company's Option to Effect Defeasance or Covenant Defeasance............96
SECTION 8.4      Defeasance and Discharge................................................96
SECTION 8.5      Covenant Defeasance.....................................................97
SECTION 8.6       Conditions to Defeasance or Covenant Defeasance........................97
SECTION 8.7      Deposited Money and Government Obligations to Be
                 Held in Trust...........................................................99
SECTION 8.8      Repayment to Company....................................................99
SECTION 8.9      Indemnity for Government Obligations....................................99

                                           ARTICLE IX

                                    SUPPLEMENTAL INDENTURES

SECTION 9.1      Supplemental Indentures Without Consent of Holders.....................100
SECTION 9.2      Supplemental Indentures with Consent of Holders........................101
SECTION 9.3      Compliance with Trust Indenture Act....................................102
SECTION 9.4      Execution of Supplemental Indentures...................................102
SECTION 9.5      Effect of Supplemental Indentures .....................................102

                                            ARTICLE X

                                     SUBSIDIARY GUARANTEES

SECTION 10.1     Subsidiary Guarantees..................................................102
SECTION 10.2     Obligations of Subsidiary Guarantors Unconditional.....................104
SECTION 10.3     Limitation on Subsidiary Guarantors' Liability.........................105
SECTION 10.4     Releases of Subsidiary Guarantees.  ...................................105
SECTION 10.5     Release of International Guarantee.....................................105
SECTION 10.6     Application of Certain Terms and Provisions to Subsidiary
                 Guarantors.............................................................106
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                                           ARTICLE XI

                                         MISCELLANEOUS

SECTION 11.1     Trust Indenture Act Controls...........................................107
SECTION 11.2     Notices................................................................107
SECTION 11.3     Communication by Holders with other Holders............................108
SECTION 11.4     Certificate and Opinion as to Conditions Precedent.....................108
SECTION 11.5     Statements Required in Certificate or Opinion..........................108
SECTION 11.6     When Securities Disregarded............................................109
SECTION 11.7     Rules by Trustee, Paying Agent and Registrar...........................109
SECTION 11.8     Legal Holidays.........................................................109
SECTION 11.9     GOVERNING LAW..........................................................109
SECTION 11.10    No Recourse Against Others.............................................109
SECTION 11.11    Successors.............................................................110
SECTION 11.12    Multiple Originals.....................................................110
SECTION 11.13    Variable Provisions....................................................110
SECTION 11.14    Qualification of Indenture.............................................110
SECTION 11.15    Table of Contents; Headings............................................110
SECTION 11.16    Separability...........................................................110
SECTION 11.17    Benefits of Indenture..................................................110

EXHIBIT A        Form of the Initial Securities
EXHIBIT B        Form of the Exchange Securities
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                                       -v-


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                       INDENTURE, dated as of May 31, 2001, among Navistar
International Corporation, a Delaware corporation (the "COMPANY"), International Truck and Engine Corporation, a Delaware corporation (the "GUARANTOR") and BNY Midwest Trust Company, an Illinois banking corporation, as trustee (the "TRUSTEE").

                       Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Company's 9 3/8% Senior Notes due 2006 (the "INITIAL SECURITIES"), (ii) if and when issued, $100,000,000 aggregate principal amount of additional 9 3/8% Senior Notes due 2006 that may be offered from time to time subsequent to the Issue Date (the "Additional Securities"), (iii) if and when issued in exchange for Initial Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Company's 9 3/8% Senior Notes due 2006 (the "EXCHANGE SECURITIES") and (iv) if and when issued as provided in a Registration Rights Agreement, the Company's 9 3/8% Senior Notes due 2006 (the "PRIVATE EXCHANGE SECURITIES;" together with Initial Securities, Additional Securities, and Exchange Securities, the "SECURITIES").

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.1. DEFINITIONS.

        "ACQUIRED INDEBTEDNESS" of any specified Person means Indebtedness of any other Person and its Restricted Subsidiaries existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person and not incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Restricted Subsidiaries being merged with or into or becoming a Restricted Subsidiary of such specified Person or (b) such acquisition by the specified Person.

        "ADDITIONAL SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

        "AFFILIATE" means, when used with reference to any person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

         "ASSET DISPOSITION" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of:

               (1) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares) or

               (2) property or assets of the Company or any of its Restricted Subsidiaries.

         Notwithstanding the foregoing, an Asset Disposition shall not include:

               (1) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Restricted Subsidiary of the Company;

               (2) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business;

               (3) any isolated sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $5.0 million;

               (4) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property;

               (5) the granting of any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with SECTION 3.9 herein;

               (6) any sale, transfer or other disposition constituting a Permitted Investment or Restricted Payment permitted by SECTION 3.12 herein;

               (7) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company's or any of its Subsidiaries' business;

               (8) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted by SECTION 4.1 herein;

               (9) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction"
        to a Securitization Subsidiary for the fair market value thereof, including cash in an amount at least equal to 90% of the fair market value thereof as determined in accordance with GAAP; and

               (10) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction.

        "ASSET SALE OFFER TRIGGER DATE" has the meaning set forth in SECTION
3.13.

        An "ASSOCIATE" of, or a Person "ASSOCIATED" with, any Person, means:

               (1) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

               (2) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

        "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

       "AUTHENTICATING AGENT" means any authenticating agent appointed by the Trustee pursuant to SECTION 7.14 herein.

       "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing

               (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by

                (2) the sum of all such principal or liquidation value payments.

        "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person"

(as that term is used in Section 13 (d) (3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon occurrence of a subsequent condition (other than a condition that the Holders waive one or more provisions of this Indenture).

        "BOARD OF DIRECTORS" means (i) with respect to a corporation, the board of directors of the corporation, (ii) with respect to a partnership, the board of directors of the general partner of the partnership, and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

        "BOARD RESOLUTION" means a copy of a resolution of the Board of Directors of the Company or the equivalent body of any Subsidiary Guarantor, as applicable, certified by the Secretary or an Assistant Secretary of the Company, or the equivalent officer of any Subsidiary Guarantor, as applicable, to have been duly adopted by the Board of Directors of the Company or the equivalent body of any Subsidiary Guarantor, as applicable, and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

        "BOOK-ENTRY INTEREST" means a depositary interest representing 100% beneficial interest in a Global Note.

        "BUSINESS DAY," means a day (other than Saturday or Sunday) on which Euroclear, Clearstream and the banks in New York are open for business.

        "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, including each class of Common or Preferred Stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

        "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

        "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

               (1) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than employee or retiree benefit plans or trusts sponsored or established by the Company or the Guarantor, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding Voting Stock;

               (2) the following individuals cease for any reason to constitute more than two-thirds of the number of directors then serving on the Board of Directors of the Company: individuals who, on the Issue Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved (a) by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or (b) with respect to directors whose appointment of election to the Board of Directors was made by the holders of the Company's nonconvertible junior preference stock, series B, by the holders of such preference stock;

               (3) the shareholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of the Indenture);

               (4) the Company consolidates with or merges with or into another Person, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; or

               (5) the Company or any Restricted Subsidiary of the Company, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and the Restricted Subsidiaries of the Company (determined on a consolidated basis) to any Person (other than a Permitted Joint Venture in a transaction entered into in compliance with SECTION 3.12 herein); provided, that neither (a) the merger of a Restricted Subsidiary of the Company into the Company or into any Restricted Subsidiary of the Company nor (b) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by a Securitization Subsidiary in connection with a Qualified Securitization Transaction, shall be deemed to be a Change of Control.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        "CLEARSTREAM" means Clearstream Banking, societe anonyme, and any successor thereto.

        "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "COMPANY" means Navistar International Corporation, a Delaware corporation, or a successor corporation.

        "COMPANY ORDER" and "COMPANY REQUEST" mean, respectively, a written order or request signed in the name of the Company by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer or the Controller of the Company.

        "COMPARABLE TREASURY ISSUE" means the fixed rate United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the Securities (and which is not callable prior to maturity) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.

        "COMPARABLE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time on the third business day preceding such redemption date.

        "COMPARABLE TREASURY PRICE" means with respect to any redemption date for the Securities:

        (1) the average of four Comparable Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Comparable Treasury Dealer Quotations, or

        (2) if the Trustee obtains fewer than four such Comparable Treasury Dealer Quotations, the average of all such quotations.

        "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" of any Person means for any period the Consolidated Net Income of such Person for such period plus (to the extent Consolidated Net Income for such period has been reduced thereby):

               (1) Consolidated Interest Expense of such Person for such period; plus

               (2)      Consolidated Tax Expense of such Person for such period;
        plus

               (3) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period; plus

               (4) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; minus

               (5) any non-cash items increasing Consolidated Net Income for such period; minus

               (6) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available For Fixed Charges in any prior period.

        "CONSOLIDATED CASH FLOW RATIO" of any Person means, for any period, the ratio of

               (1) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to

               (2) Consolidated Fixed Charges for such period; provided, however, that all incurrences and repayments of Indebtedness (including the incurrence giving rise to such calculation and any repayments in connection therewith) and all dispositions (including discontinued operations) or acquisition of assets (other than in the ordinary course of business) made during or after such period and on or prior to the date of determination shall be given pro forma effect as if they occurred on the first day of such four-quarter period.

        Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.

        "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

               (1)      Consolidated Interest Expense; and

               (2) the product of (a) the amount of all dividend requirements (whether or not declared) on Preferred Stock of such Person, whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such Person (as reflected in the audited consolidated financial statements of such Person for the most recently completed fiscal year).

        In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

               (1) interest on Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination;

               (2) if interest on any Indebtedness actually incurred on the date of determination may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the relevant four-quarter period reference; and

               (3) notwithstanding the foregoing, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest swap agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, including:

               (1)      all amortization of original issue discount;

               (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period;

               (3) net cash costs under all Interest Rate Protection Agreements (including amortization of fees);

               (4)      all capitalized interest; and

               (5) the interest portion of any deferred payment obligations for such period.

        "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP; provided, that the net income of any other Person (other than a Restricted Subsidiary) shall be included only to the extent of the amount that has been actually received by the referent Person or a Restricted Subsidiary of the referent Person in the form of cash dividends or other cash distributions (other than payments in respect of debt obligations), and provided, further, that there shall be excluded:

               (1) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it became a Restricted Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

               (2) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

               (3) any gain or loss, together with any related provisions for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale- leaseback transactions) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business (provided that sales of Receivables or interests therein pursuant to Qualified Securitization Transactions shall be deemed to be in the ordinary course of business) and upon the sale or other disposition of any Capital Stock of any Subsidiary of the referent Person;

               (4) any extraordinary gain or extraordinary loss together with any related provision for taxes and any one time gains or losses (including, without limitation, those related to the adoption of new accounting standards) realized by the referent Person or any of its Restricted Subsidiaries during the period for which such determination is made;

               (5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

               (6) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

               (7) the net income of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof).

        "CONSOLIDATED STOCKHOLDERS' EQUITY" as of any date means with respect to any Person the amount, determined in accordance with GAAP, by which the assets of such Person and of its Restricted Subsidiaries on a consolidated basis exceed the sum of (1) the total liabilities of such Person and of its Restricted Subsidiaries on a consolidated basis, plus (2) any redeemable Preferred Stock of such Person.

        "CONSOLIDATED SUBSIDIARY" of any Person means a Restricted Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

        "CONSOLIDATED TAX EXPENSE" means, with respect to any Person for any period, the aggregate of the U.S. Federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit), determined in accordance with GAAP other than taxes (either positive or negative) attributable to extraordinary or unusual gains or losses or taxes attributable to sales or dispositions of assets.

        "CORPORATE TRUST OFFICE" means the office of the Trustee in which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois, 60602, Attention: Corporate Trust Administration.

        "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its

Restricted Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

        "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "DEPOSITARY INTEREST" means a certificate or depositary interest representing 100% beneficial interest in a Global Security.

        "DISQUALIFIED CAPITAL STOCK" means any Capital Stock that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, prior to the first anniversary of the Maturity Date or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the Maturity Date, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to the first anniversary of the Maturity Date.

        "DTC" means the Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

        "EUROCLEAR" means Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear system, and any successor thereto.

        "EVENT OF DEFAULT" has the meaning set forth in Section 6.1 herein.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCHANGE OFFER" shall have the meaning set forth in the Registration Rights Agreement.

        "EXCHANGE SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "GOVERNMENT OBLIGATIONS" means securities which are (i) direct obligations of the United States, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.

        "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

               (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

               (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "GUARANTOR" means International Truck and Engine Corporation, a Delaware corporation, or a successor corporation.

        "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered in the Security Register.

        "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable" and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further, that:

               (1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued, as the case may be, by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company; and

               (2) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall not be deemed to be an incurrence of Indebtedness unless and then only to the extent such amendment, modification or waiver increases the principal or premium thereof or interest rate thereon (including by way of original issue discount).

        "INDEBTEDNESS" means, with respect to any Person, at any date, any of the following, without duplication:

               (1)      any liability, contingent or otherwise, of such Person
        (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),
        (b) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property, but excluding trade accounts payable of such Person arising in the ordinary course of business;

               (2) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable of such Person arising in the ordinary course of business;

               (3) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business;

               (4) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than in connection with property subject to a Qualified Securitization Transaction) on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien;

               (5) all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed continently to supply or advance funds;

               (6) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any;

               (7) all obligations under Currency Agreements and Interest Rate Protection Agreements; and

               (8) all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall he determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

        "INDENTURE" means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of the Securities established as contemplated hereunder.

        "INDEPENDENT INVESTMENT BANKER" means J.P. Morgan Securities Inc. or Credit Suisse First Boston Corporation (and their successors), or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution selected by the Company.

        "INDIRECT PARTICIPANT" means a person who holds an interest through a Participant.

        "INITIAL GLOBAL SECURITIES" means the Regulation S Global Security and the Rule 144A Global Security, each of which contains a Securities Act Legend.

        "INITIAL SECURITIES" means the Company's 9 3/8% Senior Notes due 2006 issued on the Issue Date.

        "INTEREST RATE PROTECTION AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person or any Restricted Subsidiary against fluctuations in interest rates to or under which such Person or any Restricted Subsidiary of such Person is a party or a beneficiary on the Issue Date or becomes a party or a beneficiary thereafter.

        "INTERNATIONAL GUARANTEE" means the guarantee of the Securities by Guarantor pursuant to Article X herein.

        "INVESTMENT" by any Person means any direct or indirect:

               (1) loan, advance or other extension of credit (other than a guarantee) or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise other than in the ordinary course of business);

               (2) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

               (3)      assumption of the Indebtedness of any other Person; and

               (4) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

        Investments shall exclude (a) transactions between the NFC and the Guarantor pursuant to the Master Intercompany Agreement and (b) extensions of loans, trade credit and advances to customers and suppliers to the extent made in the ordinary course of business.

        For purposes of the definition of "Unrestricted Subsidiary" and SECTION
3.12 herein only.

               (1) "INVESTMENT" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided, further, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation and

               (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "INVESTMENT GRADE" means:

               (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB-; and

               (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

        "ISSUE DATE" means the date on which the Securities are originally issued under the Indenture.

        "LIEN" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting tide or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform

Commercial Code (or equivalent statute or statutes) of any jurisdiction but excluding any such filing or agreement which reflects ownership by a third party of

               (1) property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or

               (2) accounts, general intangibles or chattel paper sold to the referent Person.

        "MASTER INTERCOMPANY AGREEMENT" means the Master Intercompany Agreement, dated as of April 26, 1993, and as amended on September 30, 1996, between Navistar Financial Corporation and International Truck and Engine Corporation (formerly known as NavistarInternational Transportation Corp.), as it may be amended, modified, supplemented or restated from time to time in accordance with the terms of the Indenture.

        "MATERIAL SUBSIDIARY" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries,

               (1) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company or

               (2) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its Consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

        "MATURITY DATE" means June 1, 2006.

        "MOODY'S" means Moody's Investors Service, and its successors.

        "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of:

               (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of accountants, brokers, printers and other similar entities) and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

               (2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

               (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

               (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of CLAUSE (3) of SECTION 3.13 herein; and

               (5) all distributions and other payments made to minority interest holders, if any, in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

        "NFC" means Navistar Financial Corporation, a Delaware corporation, or a successor corporation.

        "1998 NOTES" means collectively, the 2003 Senior Notes and the 2008 Senior Subordinated Notes.

        "1998 NOTES ISSUE DATE" means February 4, 1998, the date on which the 2003 Senior Notes and the 2008 Senior Subordinated Notes were originally issued under the indentures dated as of February 4, 1998, among the Company, as issuer and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee.

        "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

        "OBLIGATIONS" means any principal, premiums, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

        "OFFER TO PURCHASE" means a written offer (the "OFFER") sent by the Company by first class mail, postage prepaid, to each Holder at its address appearing in the register for the Securities on the date of the Offer, offering to purchase up to the principal amount of the Securities in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "EXPIRATION DATE") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of such Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to such Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender such Securities pursuant to the Offer to Purchase. The Offer shall also state:

               (1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

               (2)      the Expiration Date and the Purchase Date;

               (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the "PURCHASE AMOUNT");

               (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to the Indenture) (the "PURCHASE PRICE");

               (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

               (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

               (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

               (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

               (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

               (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

               (11) that (I) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (II) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

               (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in all aggregate principal amount equal to and in exchange for the unpurchased portion of the Security or Securities so tendered.

        An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

        "OFFICER" means the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary.

        "OFFICERS' CERTIFICATE," when used with respect to the Company, means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer or the Controller of the Company.

        "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such other counsel may be an employee of or counsel to the Company.

        "OUTSTANDING," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

        (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

        (2) Securities, or portions thereof, for whose payment or redemption money or Government Obligations in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made;

        (3) Securities, except to the extent provided in SECTIONS 8.4 and 8.5 herein, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in ARTICLE VIII herein; and

        (4) Securities which have been paid pursuant to SECTION 2.12 herein or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

        "PARTICIPANT" means, with respect to DTC, a Person who has an account with DTC.

        "PAYING AGENT" has the meaning provided in SECTION 2.3 herein, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.

        "PERMITTED INVESTMENTS" means:

               (1) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase;

               (2) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency;

               (3) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase;

               (4) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

               (5) any acquisition of the Capital Stock of any Person; provided, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company;

               (6) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

               (7) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

               (8) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by the Indenture (including, without limitation, any Currency Agreement and any Interest Rate Protection Agreement otherwise permitted by the Indenture);

               (9) Investments received as consideration for an Asset Disposition in compliance with SECTION 3.13 herein;

               (10) Investments for which the sole consideration provided is Qualified Capital Stock of the Company; provided, that the issuance of such Qualified Capital Stock is not included in the calculation set forth in CLAUSE (3) of the first paragraph of SECTION 3.12 herein;

               (11) loans and advances to employees made in the ordinary course of business in an aggregate amount not to exceed $10.0 million at any one time outstanding;

               (12)     Investments outstanding on the Issue Date;

               (13)     Investments in the Company or a Wholly Owned Subsidiary;

               (14) Investments in securities of trade creditors, suppliers or customers received pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of such trade creditor, supplier or customer;

               (15) Investments in any Person after the Issue Date in an aggregate amount not in excess of $20.0 million at any one time outstanding; and

               (16) Investments in publicly traded equity or publicly traded Investment Grade debt obligations issued by a corporation (other than the Company or an affiliate of the Company) organized under the laws of any State of the United States of America and subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act in an aggregate amount not in excess of $50.0 million at any one time outstanding.

        "PERMITTED JOINT VENTURE" means any Person which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in any business in which the Company is engaged, or a reasonably related business, and the Capital Stock of which is owned by the Company and one or more Persons other than the Company or any affiliate of the Company.

        "PERMITTED LIENS" mean:

               (1) Liens for taxes, assessments and governmental charges (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

               (2) statutory mechanics', workmen's, materialmen's, operators' or similar Liens imposed by law and arising in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

               (3) minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use;

               (4) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

               (5) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

               (6) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Restricted Subsidiaries;

               (7) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Issue Date; provided, that

                            (a) such Lien is created solely for the purpose of
               securing Indebtedness that is incurred in accordance with the Indenture to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

                            (b) the principal amount of the Indebtedness secured
               by such Lien does not exceed 100% of such cost and

                            (c) any such Lien shall not extend to or cover any
               property or assets of the Company or of any Restricted Subsidiary of the Company other than such item of property or assets and any improvements on such item;

               (8) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or of any Restricted Subsidiary of the Company;

               (9) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation, provided that any transaction related thereto otherwise complies with the Indenture;

               (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

               (11) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

               (12) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with the Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

               (13) Liens in favor of the Trustee arising under the Indenture;

               (14) any lien existing on property, shares of stock or Indebtedness of a Person at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or consolidated into the Company or a Restricted Subsidiary of the Company or at the time of sale, lease or other disposition of the properties of any Person as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary of the Company;

               (15) Liens on property of any Subsidiary of the Company to secure Indebtedness for borrowed money owed to the Company or to another Restricted Subsidiary of the Company;

               (16)     Liens in favor of the Company;

               (17)     Liens existing on the Issue Date;

               (18) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

               (19) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Rate Protection Agreement;

               (20) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; and

               (21) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice.

        "PERSON" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or government or any agency or political subdivision thereof.

        "PLACE OF PAYMENT," when used with respect to the Securities, means the place or places where the principal of, premium, if any, and interest, if any, and any other payments on such Securities are payable as specified as contemplated by SECTION 2.3 herein.

        "PLAN OF LIQUIDATION" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

               (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person; and

               (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

        "PREFERRED STOCK" means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

        "PRIVATE EXCHANGE SECURITIES" shall have the meaning set forth in the Registration Rights Agreement relating to the Initial Securities.

        "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

        "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that have been or may be entered into by any of the Restricted Subsidiaries of the Company in connection with or reasonably related to a transaction or series of transactions in which any of the Restricted Subsidiaries of the Company may sell, convey or otherwise transfer to

               (1)      a Securitization Subsidiary or

               (2) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries of the Company, and any assets related thereto including, without limitation, all security or ownership interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

        "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

        "QUOTATION AGENT" means a Reference Treasury Dealer.

        "RATING AGENCY" means each of (1) S&P and (2) Moody's.

        "RECEIVABLES" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of the Company of merchandise or services, and monies due thereunder, security or ownership interests in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

        "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "REDEMPTION PRICE," when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

        "REFERENCE TREASURY DEALER" means J.P. Morgan Securities Inc. or Credit Suisse First Boston Corporation and their successors and three other primary U.S. Government securities dealers in New York City (each, a "PRIMARY TREASURY DEALER") appointed by the Company; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will appoint in its place another nationally recognized investment banking firm as a Primary Treasury Dealer.

        "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement, dated as of May 31, 2001, as amended from time to time, among the Company, the Guarantor, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, Scotia Capital (USA) Inc., BNY Capital Markets, Inc. and RBC Dominion Securities Corporation, and with respect to any Additional Securities, one or more substantially similar registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended from time to time.

        "REMAINING SCHEDULED PAYMENTS" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date if such Security were not redeemed. However, if such Redemption Date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

        "RESPONSIBLE OFFICER," when used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any assistant treasurer, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

        "RESTRICTED SECURITIES LEGEND" means the Private Placement Legend set forth in CLAUSE (A) of SECTION 2.1(c) herein.

        "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services and its successors.

        "SALE/ LEASE-BACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SECURITIES" means the collective reference to the Initial Securities, Additional Securities Exchange Securities and Private Exchange Securities.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SECURITIZATION SUBSIDIARY" means a Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization
Subsidiary:

               (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

                            (a) is guaranteed by the Company or any Restricted
               Subsidiary of the Company,

                            (b) is recourse to or obligates the Company or any
               Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or

                            (c) subjects any property or asset of the Company or
               any Restricted Subsidiary of the Company, directly or indirectly, continently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction;

               (2) with which neither the Company nor any Restricted Subsidiary of the Company

                            (a) provides any credit support or

                            (b) has any contract, agreement, arrangement or
               understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (a) and (b) of this CLAUSE (2), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary); and

               (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

        "SECURITY REGISTER" means the register of Securities, maintained by the Registrar, pursuant to SECTION 2.3 herein.

        "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

        "STATED MATURITY" means, with respect to any security or Indebtedness of a Person, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

        "SUBSIDIARY" of any Person means

               (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Restricted Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries of such Person or

               (2) any other Person (other than a trust formed in connection with a Qualified Securitization Transaction) in which such Person, a Restricted Subsidiary of such Person or such Person and one or more Restricted Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

        "SUBSIDIARY GUARANTEE" means the International Guarantee and each additional guarantee of the Securities by a Restricted Subsidiary of the Company pursuant to ARTICLE X herein.

        "SUBSIDIARY GUARANTOR" means the Guarantor and each Restricted Subsidiary of the Company that becomes a guarantor of the Securities pursuant to
ARTICLE X herein.

        "SUPPORT AGREEMENT" means the Amended and Restated Parent's Side Agreement dated as of November 8, 1994 between the Company and International Truck and Engine Corporation, formerly known as Navistar International Transportation Corp.

        "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement among the Company and its subsidiaries, effective as of October 1, 1981, as it has been and may be amended and/or supplemented from time to time.

        "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in SECTION 9.3 herein.

        "TREASURY RATE" means, with respect to any redemption date for the Securities,

        (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue, if no maturity is within three months before or after the maturity date for the Securities yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month, or

        (2) if such release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi- annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date.

        "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

        "2003 SENIOR NOTES" means the $100 million aggregate principal amount of 7% Senior Notes due 2003 originally issued under the indenture dated as of February 4, 1998, among the Company, as issuer and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee.

        "2008 SENIOR SUBORDINATED NOTES" means the $250 million aggregate principal amount of 8% Senior Subordinated Notes due 2008 originally issued under the indenture dated as of February 4, 1998, among the Company, as issuer and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee.

        "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

        "U.S. PAYING AGENT" means BNY Midwest Trust Company and any successor U.S. Paying Agent.

        "UNRESTRICTED GLOBAL SECURITIES" means one or more Global Securities that do not and are not required to be bear the Securities Act Legend.

        "UNRESTRICTED SECURITIES" means the Securities that do not and are not required to bear the Securities Act Legend.

        "UNRESTRICTED SUBSIDIARY" means:

               (1) each of NFC, Arrendadora Financiera Navistar S.A. de C.V., Servicios Financieros Navistar S.A. de C.V., Servicios Financieros NFC, S.A. de C.V., Navistar Comercial, S.A. de C.V., Harbour Assurance Company of Bermuda Limited, Navistar Acceptance Corporation Limited, the DealCor Subsidiaries of the Guarantor that are treated on an equity basis by the Company on the Issue Date, and their respective Subsidiaries until such time as it is designated a Restricted Subsidiary pursuant to the second succeeding sentence;

               (2) any Subsidiary of the Company (other than the Guarantor as long as the International Guarantee is in effect) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

               (3)      any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, that either

               (1) the Subsidiary to be so designated has total assets of $1,000 or less or

               (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under SECTION 3.12 herein.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (a) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could incur $1.00 of additional Indebtedness under CLAUSE (1) of
SECTION 3.10 herein and (b) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

        "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person all the outstanding shares of Capital Stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person or another Wholly Owned Subsidiary of such Person.

        SECTION 1.2.    OTHER DEFINITIONS.

Term                                                                     Defined in Section
----                                                                     ------------------
"AFFILIATE TRANSACTIONS"...............................................................3.16
"AGENT MEMBERS"......................................................................2.1(d)
"BANKRUPTCY LAW"........................................................................6.1
"BENEFITTED PARTY"...............................................................10.1(c)(i)
"CHANGE OF CONTROL OFFER"...............................................................5.9
"CHANGE OF CONTROL PAYMENT DATE"........................................................5.9
"COMPARABLE TREASURY DEALER QUOTATIONS".................................................5.8

"COVENANT DEFEASANCE"...................................................................8.5
"CUSTODIAN".............................................................................6.1
"DEFAULTED INTEREST"...................................................................2.12
"DEFEASANCE"............................................................................8.4
"DEFINITIVE SECURITIES"..............................................................2.1(a)
"EXCHANGE GLOBAL SECURITY "..........................................................2.1(a)
"GLOBAL SECURITIES"..................................................................2.1(a)
"IAI CERTIFICATE".......................................................................2.7
"IAI DEFINITIVE SECURITIES"..........................................................2.1(a)
"IAIS"...............................................................................2.1(a)
"INITIAL PURCHASERS".................................................................2.1(a)
"INSTITUTIONAL ACCREDITED INVESTOR SECURITY".........................................2.1(a)
"INSTITUTIONAL ACCREDITED INVESTOR GLOBAL SECURITY"..................................2.1(a)
"LEGAL HOLIDAY"........................................................................11.8
"NAVIMEX"..............................................................................3.10
"NAVIMEX LOAN AGREEMENT"...............................................................3.10
"PRIVATE PLACEMENT LEGEND"...........................................................2.1(c)
"REGISTRAR".............................................................................2.3
"REGULATION S".......................................................................2.1(a)
"REGULATION S CERTIFICATE"..............................................................2.8
"REGULATION S DEFINITIVE SECURITIES".................................................2.1(a)
"REGULATION S GLOBAL SECURITY".......................................................2.1(a)
"REGULATION S LEGEND"................................................................2.1(c)
"REGULATION S SECURITY"..............................................................2.1(a)
"REGULATION S GLOBAL SECURITY".......................................................2.1(a)
"RESALE RESTRICTION TERMINATION DATE"................................................2.1(c)
"RULE 144A"..........................................................................2.1(a)
"RULE 144A DEFINITIVE SECURITIES"....................................................2.1(a)
"RULE 144A GLOBAL SECURITY"..........................................................2.1(a)
"RULE 144A SECURITY".................................................................2.1(a)
"SPECIAL RECORD DATE"...............................................................2.12(a)
"STANDARD NO. 76".......................................................................8.8
"UNUTILIZED NET AVAILABLE PROCEEDS"....................................................3.13


        SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        "indenture securities" means the Securities.

        "indenture security holder" means a Securityholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by the Commission rules have the meanings assigned to them by such definitions.

        SECTION 1.4. RULES OF CONSTRUCTION. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a)      a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c)      "or" is not exclusive;

               (d)      "including" means including without limitation;

               (e) words in the singular include the plural and words in the plural include the singular; and

               (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

        SECTION 2.1.    FORM, DATING AND TERMS.

               (a) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 23, 2001, among the Company, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, Scotia Capital (USA) Inc., BNY Capital Markets, Inc. and RBC Dominion Securities Corporation (collectively, the "INITIAL PURCHASERS"). The Initial Securities issued on the date hereof will be in an aggregate principal amount of $400,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, an aggregate principal amount of up to $100,000,000 of Additional Securities. The Initial Securities and Additional Securities will be resold by the Initial Purchasers initially only to (A) QIBs in reliance on Rule 144A under the Securities Act ("RULE 144A") and (B) Non-U.S. Persons in reliance on Regulation S under the Securities Act ("REGULATION S"). Such Initial
Securities and Additional Securities may thereafter be transferred to, among others, QIBs, Non-U.S. Persons and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act who are not QIBs ("IAIS")) in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

        Initial Securities and Additional Securities offered and sold to QIBs in the United States in reliance on Rule 144A (each, a "RULE 144A SECURITY") will be issued on the Issue Date in the form of a global Security, without interest coupons, substantially in the form of EXHIBIT A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in SECTION 2.1(c) herein (a "RULE 144A GLOBAL SECURITY"), deposited with DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Security may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

        Initial Securities and Additional Securities offered and sold outside the United States in reliance on Regulation S (each, a "REGULATION S SECURITY") will be issued on the Issue Date in the form of a global Security, without interest coupons, substantially in the form set forth in EXHIBIT A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in SECTION 2.1(c) herein (a "REGULATION S GLOBAL SECURITY"), deposited with DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Security may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

        On the Issue Date a similar global Security to represent Initial Securities that may be resold to IAIs in the United States (each, an "INSTITUTIONAL ACCREDITED INVESTOR SECURITY"), will be issued in the form of a single global Security, without interest coupons, substantially in the form set forth in EXHIBIT A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in SECTION 2.1(c) herein ("INSTITUTIONAL ACCREDITED INVESTOR GLOBAL SECURITY"), deposited with DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate amount of the Institutional Accredited Investor

Global Security may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

        Exchange Securities exchanged for interests in the Rule 144A Security, the Regulation S Security and the Institutional Accredited Investor Security, if any, will be issued in the form of a permanent global Security substantially in the form of EXHIBIT B hereto, which is hereby incorporated by reference and made a part of this Indenture, deposited with DTC as hereinafter provided, including the appropriate legend set forth in SECTION 2.1(c) herein (each, an "EXCHANGE GLOBAL SECURITY"). The Exchange Global Security may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate amount of the Exchange Global Security may from time to time be increased or decreased by adjustments made on the records of DTC as hereinafter provided.

        Each Rule 144A Global Security, each Regulation S Global Security, each Institutional Accredited Investor Global Security and each Exchange Global Security are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

        Securities issued pursuant to SECTION 2.1(d)(ii) herein in exchange for or upon transfer of beneficial interests in a Global Security may be in the form of permanent certificated Securities, without interest coupons, in substantially the form set forth in Exhibit A or Exhibit B, as appropriate, including appropriate legends set forth in SECTION 2.1(c) herein (the "DEFINITIVE SECURITIES"). Definitive Securities issued in exchange for beneficial interests in the Rule 144A Global Security as hereinafter referred to as "Rule 144A Definitive Securities." Definitive Securities issued in exchange for beneficial interests in the Regulation S Global Security are hereinafter referred to as "REGULATION S DEFINITIVE SECURITIES." Definitive Securities issued in exchange for beneficial interests in the Institutional Accredited Investor Global Security are hereinafter referred to as "IAI DEFINITIVE SECURITIES."

        The Private Exchange Securities shall be in the form of EXHIBIT A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on EXHIBITS A and B hereto and in SECTION 2.1(c) herein. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in EXHIBITS A and B hereto are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

               (b) DENOMINATIONS. The Securities shall be issuable only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

               (c) RESTRICTIVE LEGENDS. Unless and until (i) an Initial Security or an Additional Security is sold under an effective registration statement or (ii) an Initial Security or an Additional Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to an Exchange and Registration Rights Agreement or a similar agreement,

               (A) the Rule 144A Global Security and the Institutional Accredited Investor Global Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE
        COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN
        DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS
        BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION
        S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED
        INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER
        THE SECURITIES ACT THAT IS

        ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
        OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH
        OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."; and

               (B) the Regulation S Global Security shall bear the following legend (the "REGULATION S LEGEND") on the face thereof:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND
        IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE
        WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY
        ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY
        (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"

        AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE
        UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
        (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO
        ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF
        THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D),
        (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS
        LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

               (C) The Global Securities shall bear the following legend on the face thereof:

        "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,

        EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

               (d)      BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                            (i) This SECTION 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

                            (ii) Each Global Security initially shall (i) be registered in the name of DTC for such Global Security or the nominee of DTC (ii) be delivered to the Trustee as custodian for DTC and (iii) bear such legends as required by SECTION 2.1(c) herein.

                            Members of, or participants in, DTC ("AGENT
        MEMBERS") shall have no rights under this Indenture with respect to any Global Security and DTC will be treated by the Company the Trustee and any agent of any of them as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company the Trustee or any agent of any of them from (A) giving effect to any written certification, proxy or other authorization furnished by DTC or (B) impairing, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

                            (iii) Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Security, the Institutional Accredited Investor Global Security or the Regulation S Global Security, respectively, (A) if DTC notifies the Company that it is unwilling or unable to continue to act as a clearing agency and a successor clearing agency is not appointed within 120 days, or (B) if DTC so requests following an Event of Default, or (C) if, in the case of (A) or (B), the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC (including following an Event of Default). In connection with a transfer of an entire Global Security to beneficial owners pursuant to this PARAGRAPH (iii), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount of Definitive Securities, as the case may be, of authorized denominations.

                            (iv) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                            (v) Any Definitive Securities delivered in exchange for an interest in a Global Security pursuant to PARAGRAPH (iii) above shall, except as otherwise provided in SECTION 2.6 herein, bear the Private Placement Legend, unless such exchange is made on or after (A) an Initial Security is sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement, (B) an Initial Security is exchanged for an Exchange Security in the Exchange Offer under an effective registration statement, pursuant to the Registration Rights Agreement, or (C) the Resale Restriction Termination Date.

               (e) DEFINITIVE SECURITIES. Except as provided in SECTION 2.1(d) herein, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities.

        SECTION 2.2. EXECUTION AND AUTHENTICATION. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities for Exchange Securities.

        A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

        At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:
(1) the Initial Securities for issue on the Issue Date in an aggregate principal amount of $400,000,000, (2) from time to time, the Additional Securities for issue in an aggregate principal amount of up to $100,000,000, and (3) Exchange Securities for issue only in an Exchange Offer or Private Exchange Securities, in each case pursuant to the Registration Rights Agreement, and only in exchange for the applicable Initial Securities or the Additional Securities, as the case may be, of the same series of an equal principal amount, in each case upon a Company Order. Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities are to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities.

        With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officers' Certificate, the following information:

                            (i)  the aggregate principal amount of such
               Additional Securities to be authenticated and delivered pursuant to this Indenture; and

                            (ii) the issue price and the issue date of the
               Additional Securities.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $500,000,000 outstanding, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to SECTION 2.6,
SECTION 2.10, SECTION 2.11, SECTION 5.7 herein and except for transactions similar to the Exchange Offer. All Securities issued under the Indenture (whether Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities) will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        In case the Company, pursuant to ARTICLE IV herein, shall be consolidated or merged with or into any other Person or shall transfer or lease all or substantially all of its assets to any Person, and the successor Person formed by or surviving any such consolidation or any such merger, or to which such transfer or lease shall have been made, shall have executed an indenture supplemental hereto with the Trustee pursuant to ARTICLE IV herein, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this

SECTION 2.2 herein in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

        SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "SECURITY REGISTER"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to SECTION 7.9. The Company or any wholly owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

        The Company initially appoints the Trustee as the Paying Agent and Registrar in connection with the Securities.

        SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal of or interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities .

        SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        SECTION 2.6.    TRANSFER AND EXCHANGE.

               (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

                            (i) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                            (ii) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION 2.7 herein from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                            (iii) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
        SECTION 2.8 herein from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

               (b) the following provisions shall apply with respect to any proposed transfer of a Regulation S Security or a beneficial interest therein prior to the expiration of the Restricted Period;

                            (i) a transfer of a Regulation S Security therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                            (ii) a transfer of a Regulation S Security or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION 2.7 herein from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                            (iii) a transfer of a Regulation S Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in SECTION 2.8 herein from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of am opinion of counsel, certification and/or other information satisfactory to each of them.

               After the expiration of the Restricted Period, interests in the Regulation S Security may be transferred without requiring certification set forth in SECTIONS 2.7 and 2.8 herein, or any additional certification.

               (c) RESTRICTED SECURITIES LEGEND. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless such Securities are sold under an effective registration statement under the Securities Act or there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.1 herein or this SECTION 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

               (e) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES.

                            (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this ARTICLE II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer.

                            (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                            (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                            (v) Any definitive Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.1(d) herein shall, except as otherwise provided by SECTION 2.6(c) herein, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in SECTION 2.1(c) herein.

                            (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

               (f) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other

Person (other than DTC) or any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        SECTION 2.7. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

                                 IAI CERTIFICATE

                                     [DATE]

Navistar International Corporation
c/o BNY Midwest Trust Company, as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Attention: Corporate Trust Administration

               Re: NAVISTAR INTERNATIONAL CORPORATION (THE "COMPANY") 9 3/8 % SENIOR NOTES DUE 2006 (THE "SECURITIES")

Ladies and Gentlemen:

          In connection with our proposed purchase of $[_____________] aggregate principal amount of Securities of the Company, we confirm that:

        l. We are an institutional "accredited investor" (as defined in Rule 50l(a)(l), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT")), purchasing for our own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of Securities of $250,000 and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities laws and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        2. We understand and acknowledge that the Securities have not been registered under the Securities Act, or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of SUBPARAGRAPHS (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to CLAUSE (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the trustee (the "TRUSTEE") under this Indenture pursuant to which the Securities are issued and to the Company a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is a person or entity defined in PARAGRAPH 1 of this letter and that it is acquiring such notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Securities pursuant to CLAUSES (d), (e) and (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

        3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

        4. You are entitled to rely upon this letter, and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                             Very truly yours,

                                             By:     (Name of Purchaser)

                                             Date:

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

               Name               Address           Taxpayer ID Number
               ----               -------           ------------------

        SECTION 2.8. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.

                                 REGULATION S CERTIFICATE

                                          [DATE]

Navistar International Corporation
c/o BNY Midwest Trust Company, as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois  60602
Attention: Corporate Trust Administration

               Re: NAVISTAR INTERNATIONAL CORPORATION (THE "COMPANY") 9 3/8% SENIOR NOTES DUE 2006 (THE "SECURITIES")

Ladies and Gentlemen:

        In connection with our proposed sale of $[__________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

        (a) the offer of the Securities was not made to a person in the United States;

        (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

        (c) neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

        (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(l) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(l), as the case may be.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [NAME OF TRANSFEROR]

                                           By:
                                              ---------------------------------

                                           ------------------------------------
                                           Authorized Signature

        SECTION 2.9. MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

        Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        SECTION 2.10. TEMPORARY SECURITIES. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for such Definitive Securities upon surrender of such temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.
Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

        SECTION 2.11. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

        SECTION 2.12. PAYMENT OF INTEREST; DEFAULTED INTEREST. The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to SECTION 2.3 herein; PROVIDED, HOWEVER, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register and; PROVIDED, FURTHER, that all payments with respect to the Securities, the Holders of which have given wire transfer instructions to the Company and the Paying Agent prior to the applicable record date for such payment, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to SECTION
2.3 herein.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for when the same becomes due and payable, shall forthwith cease to be payable to the Holder on the relevant regular record date by virtue of having been such a Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST") shall be paid by the Company, at its election in each case, as provided in CLAUSE (a) or (b) below:

               (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this CLAUSE (a) provided. Thereupon the Trustee shall fix a record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in SECTION 12.2 herein, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following CLAUSE (b).

               (b) The Company may make payment of such Defaulted Interest to the Persons in whose names such Securities are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               (c) Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        SECTION 2.13. COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 2.14. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP," "ISIN" or "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP," "ISIN" or "Common Code" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the

Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP," "ISIN" or "Common Code" numbers.

                                   ARTICLE III

                                    COVENANTS

        SECTION 3.1.    APPLICATION OF CERTAIN COVENANTS. After such time as:

               (a) the Securities have been assigned an Investment Grade rating by both Rating Agencies;

               (b) the Investment Grade rating shall not be accompanied by either (i) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and

               (c) no Default under the Indenture has occurred and is continuing,

and notwithstanding that the Securities may later cease to have an Investment Grade rating by both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (i) or (ii) set forth in PARAGRAPH (b) above, the Company and its Restricted Subsidiaries will not be subject to SECTIONS 3.10, 3.11, 3.12, 3.13, 3.15 and 3.16, CLAUSES (a)(i) and (c) of
SECTION 3.14 and SECTION 4.1(a)(ii) herein.

A change in the rating on the Securities by either Rating Agency shall be deemed to have occurred on the date that such Rating Agency shall have publicly announced the change.

        SECTION 3.2. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IF ANY. The Company covenants and agrees for the benefit of the Holders of Outstanding Securities that it will duly and punctually pay the principal of, premium, if any, and interest, if any, on the Securities in accordance with the terms of the Securities and this Indenture. An installment of principal, premium, if any, or interest, if any, shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

        SECTION 3.3. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in each Place of Payment for the Securities an office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such an office or agency of the Company, unless the Company may designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for the Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

        SECTION 3.4. MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST; UNCLAIMED MONEY. If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest, if any, on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (b) give the Trustee notice of any default by the Company or any Subsidiary Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest, if any, on the Securities; and

               (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, unless otherwise required by certain provisions of applicable law; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 3.5. CORPORATE EXISTENCE. Subject to ARTICLE IV herein, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; provided, that nothing in this SECTION 3.5 shall prevent the abandonment or termination of any right or franchise of the Company if, in the opinion of the Company, such abandonment or termination is in the best interests of the Company and does not materially adversely affect the ability of the Company to fulfill its obligations hereunder.

        SECTION 3.6.    REPORTS BY THE COMPANY. The Company covenants:

               (a) to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations;

               (c) to transmit to all Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to SUBSECTIONS (a) and (b) of this SECTION 3.6, as may be required by rules and regulations prescribed from time to time by the Commission; and

               (d) to comply with Sections 313(b) and 313(d) of the Trust Indenture Act, to the extent applicable.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including information concerning the Company's compliance with any of its covenants hereunder, provided that the foregoing shall not relieve the Trustee of any of its responsibilities hereunder. Reports and other filings made by Parent shall be deemed to satisfy the obligations of the Company hereunder as long as such reports and other filings include the information required by the staff of the Commission under its existing interpretations of Staff Accounting Bulletin 53.

        SECTION 3.7. ANNUAL REVIEW CERTIFICATE; NOTICE OF DEFAULTS OR EVENTS OF DEFAULT.

               (a) The Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year next following the Issue Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this SECTION 3.7, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

               (b) The Company covenants and agrees to deliver to the Trustee, within a reasonable time (and in any event within five Business Days) after the Company becomes aware of the occurrence of a Default or an Event of Default of the character specified in SECTION 6.1(d) herein, written notice of the occurrence of such Default or Event of Default.

        SECTION 3.8. BOOKS OF RECORD AND ACCOUNT. The Company will keep proper books of record and account, either on a consolidated or individual basis. The Company shall cause its books of record and account to be examined either on a consolidated or individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company shall prepare its financial statements in accordance with generally accepted accounting principles.

        SECTION 3.9. LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective properties or assets (including, without limitation, any asset in the form of the right to receive payments, fees or other consideration or benefits) whether owned on the Issue Date or acquired after the Issue Date, other than:

               (a) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by the Indenture and that is pari passu with the Securities; provided, that the Securities are secured on an equal and ratable basis with such Liens;

               (b) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by the Indenture and that is subordinated to the Securities, provided, that the Securities are secured by Liens ranking prior to such Liens;

               (c)      Permitted Liens;

               (d) Liens in respect of Acquired Indebtedness permitted by the Indenture; provided, that the Liens in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness and such Liens and the Acquired Indebtedness were not incurred by the Company or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company, and provided, further that such Liens in respect of such Acquired Indebtedness do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company;

               (e) Liens granted in connection with any Qualified Securitization Transaction;

               (f) Liens arising from claims of holders of Indebtedness against funds held in a defeasance trust for the benefit of such holders; and

               (g) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness permitted by the Indenture not to exceed the greater of

(A) $100.0 million and (B) the sum of (1) 85.0% of the total book value of accounts receivable and (2) 50.0% of the total book value of inventory, in each case as reflected on the Company's most recent consolidated financial statements prepared in accordance with GAAP.

        SECTION 3.10. LIMITATION ON INCURRENCE OF INDEBTEDNESS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to incur, directly or indirectly, any Indebtedness, except:

               (a) Indebtedness of the Company, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Indebtedness would be greater than 2.25 to 1.00;

               (b)      Indebtedness outstanding on the Issue Date;

               (c) Indebtedness incurred pursuant to the $125.0 million Credit Agreement, dated as of November 26, 1997, among Camiones Motores International de Mexico S.A. de C.V. ("NAVIMEX"), the Company and the lenders listed therein (the "NAVIMEX LOAN AGREEMENT"), as such agreement, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase as is permitted under the terms of the Indenture), substituted, refinanced, restructured, replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements, or other modifications of the foregoing);

               (d) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company or Indebtedness owed by a Subsidiary of the Company to the Company or a Wholly Owned Subsidiary of the Company; provided, that, upon either

                            (i) the transfer or other disposition by such Wholly Owned Subsidiary or the Company of any Indebtedness so permitted under this CLAUSE (4) to a Person other than the Company or another Wholly Owned Subsidiary of the Company or

                            (ii) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned Subsidiary of the Company, the provisions of this PARAGRAPH (d) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

               (e) Indebtedness of the Company or its Restricted Subsidiaries under any Interest Rate Protection Agreement or Currency Agreement to the extent entered into to hedge any other Indebtedness permitted under the Indenture;

               (f) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with PARAGRAPH (a) above on the date such Indebtedness became Acquired Indebtedness;

               (g) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in response to worker's compensation claims or self-insurance;

               (h) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company;

               (i) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

               (j) Indebtedness consisting of notes issued to employees, officers or directors in connection with the redemption or repurchase of Capital Stock held by such Persons in an aggregate amount not in excess of $10.0 million at any time outstanding;

               (k) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course;

               (l) the International Guarantee and the guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under another provision of the covenant; provided, that such guarantee is incurred at the same time as such other Indebtedness (other than with respect to the guarantee of the 1998 Notes);

               (m) Indebtedness incurred to renew, extend, refinance or refund (collectively for purposes of this PARAGRAPH (m) to "refund") any Indebtedness incurred pursuant to PARAGRAPHS (a) and (b) above; provided, that:

                            (i)   such Indebtedness does not exceed the
               principal amount (or accreted amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection therewith and

                            (ii)  (A) in the case of any refunding of
               Indebtedness that is pari passu with the Securities, such refunding Indebtedness is made pari passu with or subordinate in right of payment to such Securities, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Securities, such refunding Indebtedness is subordinate in right of payment to such Securities on terms no less favorable to the Holders than those contained in the Indebtedness being refunded,

                                 (B) in either case, the refunding Indebtedness
               by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or any of its Restricted Subsidiaries) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or any of its Restricted Subsidiaries) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in SECTION 5.9 herein and

                                 (C)  Indebtedness of a Restricted Subsidiary
               may not be incurred to refund any Indebtedness of the Company;

               (n)      Indebtedness of the Company under the Securities;

               (o)      the consummation of any Qualified Securitization
Transaction;

               (p) Attributable Indebtedness relating to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business consistent with past practices; and

               (q) Indebtedness of the Company or its Restricted Subsidiaries, not otherwise permitted to be incurred pursuant to PARAGRAPHS (a) through (p) above, which, together with any other outstanding Indebtedness incurred pursuant to this PARAGRAPH (q), has an aggregate principal amount not in excess of $100.0 million at any time outstanding.

        SECTION 3.11. LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not cause or permit any of its Restricted Subsidiaries to issue any Preferred Stock other than to the Company or to another Restricted Subsidiary.

        SECTION 3.12.   LIMITATION ON RESTRICTED PAYMENTS.

               (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to directly or indirectly:

                            (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof in their capacity as stockholders, excluding any (A) dividend or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire its Qualified Capital Stock or (B) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company;

                            (ii) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or a Restricted Subsidiary of the Company, any securities convertible or exchangeable into shares of Capital Stock of the Company or a Restricted Subsidiary of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or a Restricted Subsidiary of the Company, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company;

                            (iii) make any Investment (other than a Permitted
               Investment) in, or payment on a guarantee of any obligation of, any Person; or

                            (iv)  redeem, defease, repurchase, retire or
               otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness which is subordinate in right of payment to the Securities (each of the transactions described in PARAGRAPHS (a) through (d) above (other than any exception to any such clause) being a "Restricted Payment"), if at the time thereof:

                            (i) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

                            (ii) upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to the terms of this Indenture described in PARAGRAPH (a) of
        SECTION 3.10, or

                            (iii) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the 1998 Notes Issue Date exceeds the sum (without duplication) of:

                                 (A) 50% of cumulative Consolidated Net Income
               of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as an accounting period) from the 1998 Notes Issue Date through the last day of the Company's most recently ended fiscal quarter for which financial statements are available; plus

                                 (B) 100% of the aggregate net cash proceeds
               received after the 1998 Notes Issue Date, including the fair market value of readily marketable securities from the issuance of Qualified Capital Stock of the Company and warrants, rights or options on Qualified Capital Stock of the Company (other than in respect of any such issuance to a Subsidiary of the Company) and the principal amount of Indebtedness of the Company or a Subsidiary of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company which Indebtedness was incurred after the 1998 Notes Issue Date; plus

                                 (C) in the case of the disposition or repayment
               of any Investment constituting a Restricted Payment made after the 1998 Notes Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment; provided, that at the time any such Investment is made the Company delivers to the Trustee a resolution of the Board of Directors of the Company to the effect that, for purposes of this SECTION 3.12, such Investment constitutes a Restricted Payment made after the 1998 Notes Issue Date; plus

                                 (D) an amount equal to the sum of (1) the net
               reduction in Investments in Unrestricted Subsidiaries resulting from the receipt of dividends, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock or other distributions or payments, in each case to the Company or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries, and (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the 1998 Notes Issue Date; plus

                                 (E) $25.0 million.

For purposes of determining the amount expended for Restricted Payments under this SECTION 3.12, property other than cash shall be valued at its fair market value.

               (b) Notwithstanding the foregoing, the provisions set forth PARAGRAPH (a) above will not prohibit:

                            (i) any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or any of its Restricted Subsidiaries, as the case may be, could have paid such dividend in accordance with the provisions of the Indenture;

                            (ii)  the renewal, extension, refunding or
               refinancing of any Indebtedness otherwise permitted pursuant to the terms of this Indenture;

                            (iii) the exchange or conversion of any Indebtedness
               of the Company or any of its Restricted Subsidiaries for or into Qualified Capital Stock of the Company;

                            (iv) any Restricted Payments, including loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements, in each case as approved by the Board of Directors of the Company in its good faith judgment;

                            (v) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in CLAUSE (iii) of PARAGRAPH (a) above;

                            (vi) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in CLAUSE (iii) of PARAGRAPH (a) above;

                            (vii) so long as no Event of Default has occurred
               and is continuing, the redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in CLAUSE (iii) of PARAGRAPH
               (a) above;

                            (viii) Investments in NFC made pursuant to the
               Support Agreement to the extent required by the Support
               Agreement;

                            (ix) the declaration and payment of dividends to holders of any class of Preferred Stock issued after the Issue Date; provided, that at the time of the issuance of such Preferred Stock, the Company, after giving pro forma effect to such issuance, would have been able to incur at least $1.00 of additional Indebtedness pursuant to the terms of this Indenture;

                            (x) so long as no Event of Default has occurred and is continuing, any purchase or redemption or other retirement for value of Capital Stock of the Company required pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount not to exceed $10.0 million in the aggregate;

                            (xi) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

                            (xii) payments not to exceed $500,000 per annum in
               the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

                            (xiii) so long as no Event of Default has occurred
               and is continuing, the redemption of any stock purchase rights under a rights plan in an aggregate amount not to exceed $1.0 million; and

                            (xiv) so long as no Event of Default has occurred
               and is continuing, Investments in Permitted Joint Ventures and designations of Restricted Subsidiaries as Unrestricted Subsidiaries; provided, that after giving pro forma effect to such Investment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the terms of this Indenture described in CLAUSE (a) of SECTION 3.10 herein.

        Each Restricted Payment described in CLAUSES (i), (iv), (viii) and (x) of this PARAGRAPH (b) shall be taken into account (and the Restricted Payments described in the remaining clauses shall not be taken into account) for purposes of computing the aggregate amount of all Restricted Payments made pursuant to CLAUSE (iii) of PARAGRAPH (a) above. In addition, all Restricted Payments made from the 1998 Notes Issue Date to the Issue Date that are not taken into account for purposes of computing the aggregate amount of all Restricted Payments under the indentures relating to the 1998 Notes shall not be taken into account for purposes of computing the aggregate amount of all Restricted Payments made pursuant to CLAUSE (iii) of PARAGRAPH (a) above.

        SECTION 3.13. LIMITATION ON CERTAIN ASSET DISPOSITIONS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless:

               (a) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Company);

               (b) not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness (other than non- recourse Indebtedness or any Indebtedness subordinated to the Securities) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and

               (c) all Net Available Proceeds, less any amounts invested or committed to be invested within 360 days of such Asset Disposition in assets related to the business of the Company (including capital expenditures or the Capital Stock of another Person (other than the Company or any Person that is a Restricted Subsidiary of the Company immediately prior to such investment); provided, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition (unless and to the extent that the Company shall determine to make an Offer to Purchase), either to

                            (i) the permanent reduction and prepayment of any Indebtedness of the Company (other than Indebtedness which is expressly subordinate to the applicable issue of Securities) then outstanding (including a permanent reduction of commitments in respect thereof) or

                            (ii) the permanent reduction and repayment of any Indebtedness of any Restricted Subsidiary of the Company then outstanding (including a permanent reduction of commitments in respect thereof).

The 361st day after such Asset Disposition shall be deemed to be the "ASSET SALE OFFER TRIGGER DATE," and the amount of Net Available Proceeds from Asset Dispositions otherwise subject to the preceding provisions not so applied or as to which the Company has determined not to so apply shall be referred to as the "UNUTILIZED NET AVAILABLE PROCEEDS." Within fifteen days after the Asset Sale Offer Trigger Date, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Securities until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $25.0 million (at which time, the entire Unutilized Net Available Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). Pending application of the Unutilized Net Available Proceeds pursuant to this covenant, such Unutilized Net Available Proceeds shall be invested in Permitted Investments of the types described in CLAUSES (1), (2) and (3) of the definition of "Permitted Investments."

        If any Indebtedness of the Company or any of its Restricted Subsidiaries ranking pari passu with the Securities requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Securities then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Securities in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of the Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of this Indenture.

        Notwithstanding the foregoing, the provisions of this covenant shall not apply to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business consistent with past practices.

        In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

        SECTION 3.14. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

               (a) the Company or such Restricted Subsidiary would be entitled to (i) incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to PARAGRAPH (a) of SECTION 3.10 and (ii) create a Lien on such property securing such Attributable Indebtedness without securing the Securities pursuant to
SECTION 3.9 herein;"

               (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and

               (c) the Company applies the proceeds of such transaction in compliance with SECTION 3.13 herein.

Notwithstanding the foregoing, the provisions of this covenant shall not prohibit the Company or any Restricted Subsidiary from entering into any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business consistent with past practices.

        SECTION 3.15. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.


               (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

                            (i) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or by any Restricted Subsidiary of the Company, or make payments on any Indebtedness owed to the Company or to any Restricted Subsidiary of the Company;

                            (ii)  make loans or advances to the Company or to

               any Restricted Subsidiary of the Company; or

                            (iii) transfer any of their respective property or
               assets to the Company or to any Restricted Subsidiary of the Company.

               (b) The restrictions in PARAGRAPH (a) above, however, will not apply to encumbrances or restrictions existing under or by reason of:

                            (i)   applicable law or regulations;

                            (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

                            (iii) Indebtedness or any other contractual
               requirements (including pursuant to any corporate governance documents in the nature of a charter or by- laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction, provided, that any such encumbrances and restrictions apply only to such Securitization Subsidiary;

                            (iv) any agreement in effect on the Issue Date as any such agreement is in effect on such date;

                            (v) any agreement relating to any Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary became a Subsidiary of the Company and outstanding on such date and not incurred in anticipation or contemplation of becoming a Subsidiary of the Company, provided, such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary; and

                            (vi)  the Indenture.

        SECTION 3.16.   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

               (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to:

                            (i) sell, lease, transfer or otherwise dispose of any of its property or assets to,

                            (ii)  purchase any property or assets from,

                            (iii) make any Investment in, or

                            (iv) enter into or amend or extend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or of any Subsidiary (an "AFFILIATE TRANSACTION"),

other than Affiliate Transactions that are on terms that are fair and reasonable to the Company or such Restricted Subsidiary of the Company and that are no less favorable to the Company or such Restricted Subsidiary of the Company than those that could be obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary of the Company from an unaffiliated party; provided, that if the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $20.0 million, a majority of the disinterested members of the Board of Directors of the Company or a committee thereof shall, prior to the consummation of such Affiliate Transaction, have determined (as evidenced by a resolution thereof) that such Affiliate Transaction meets the foregoing standard.

               (b) The restrictions in PARAGRAPH (a) above shall not apply to:

                            (i)   any transaction between Restricted
               Subsidiaries of the Company, or between the Company and any Restricted Subsidiary of the Company if such transaction is not otherwise prohibited by the terms of the Indenture;

                            (ii) transactions entered into pursuant to the terms of the Master Intercompany Agreement and the Tax Allocation Agreement;

                            (iii) transactions entered into in the ordinary
               course of business;

                            (iv)  Qualified Securitization Transactions;

                            (v) reasonable fees and compensation paid to and advances of expenses to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

                            (vi) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such management or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

                            (vii) Restricted Payments permitted by the
               Indenture;

                            (viii)loans or advances to employees or consultants
               in the ordinary course of business and consistent with past practices in an aggregate amount outstanding at any time not to exceed $10.0 million;

                            (ix) joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

                            (x) any employment or compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business that is not otherwise prohibited by the Indenture.

        SECTION 3.17.   LIMITATION ON GUARANTEES BY RESTRICTED SUBSIDIARIES.

               (a) The Company shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company, which, in the aggregate, together with all other Indebtedness of the Company that is guaranteed by Restricted Subsidiaries, does not exceed $25 million, unless such Restricted Subsidiary of the Company simultaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary of the Company; provided, any guarantee by a Subsidiary Guarantor of such other Indebtedness:

                            (i) (A) (1) is unsecured or (2) is secured and (I) in the case of any such guarantee of Indebtedness of the Company ranking pari passu with the Securities, the Subsidiary Guarantees are secured equally and ratably with any

               Liens securing such guarantee and (II) in the case of any such guarantee of Indebtedness of the Company subordinated to the Securities, the relevant Subsidiary Guarantees are secured on a basis ranking prior to the Liens securing such guarantee and

                            (B) (1) in the case of any such guarantee of Indebtedness of the Company subordinated or junior to the Securities (whether pursuant to its terms or by operation of law), such guarantee is subordinated pursuant to a written agreement to the relevant Subsidiary Guarantees at least to the same extent and in the same manner as such other Indebtedness is subordinated to the Securities, or (2) the Subsidiary Guarantees are not subordinated or junior to any Indebtedness of such Subsidiary Guarantor; and

                            (ii) such Subsidiary Guarantor waives, and agrees it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by it under such Subsidiary Guarantees.

               (b) Notwithstanding the foregoing, any Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (a) the unconditional release or discharge of such Subsidiary Guarantor's guarantees of all other Indebtedness of the Company (other than a release resulting from payment under such Subsidiary Guarantor's guarantees) or (b) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all (but not less than all) of the Capital Stock of such Subsidiary Guarantor, or all or substantially all of the assets of such Subsidiary Guarantor, pursuant to a transaction which is in compliance with all of the terms of the Indenture.

               (c) The Company shall cause each Restricted Subsidiary of the Company that guarantees the payment of any Indebtedness of the Company, which, in the aggregate, together with all other Indebtedness of the Company that is guaranteed by Restricted Subsidiaries of the Company, exceeds $25 million, after the Issue Date, to execute and deliver to the Trustee, promptly upon any such formation or acquisition (a) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such subsidiary to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such subsidiary and constitutes the legal, valid, binding and enforceable obligation of such subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

                                   ARTICLE IV

                  CONSOLIDATION, MERGER OR SALE BY THE COMPANY

        SECTION 4.1.    CONSOLIDATION, MERGER OR SALE OF ASSETS PERMITTED.

               (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (and the Company will not cause or permit any of its Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its Restricted Subsidiaries' assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person or adopt a Plan of Liquidation unless:

                            (i) either (A) the Company shall be the surviving or continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety or in the case of a Plan of Liquidation, or Person to which assets of the Company and its Restricted Subsidiaries have been transferred (1) shall be a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and the Indenture on the part of the Company to be performed or observed;

                            (ii) immediately after giving effect to such transaction and the assumption contemplated by CLAUSE (i)(B)(2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company (in the case of CLAUSE (A) of the foregoing CLAUSE (i)) or such Person (in the case of CLAUSE (2) thereof) could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of SECTION 3.10 herein;

                            (iii) immediately before and after giving effect to
               such transaction and the assumption contemplated by CLAUSE
               (i)(B)(2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

                            (iv)  the Company or such Person shall have
               delivered to the Trustee (A) an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and (B) a certificate from the Company's independent certified public accountants stating that the Company has made the calculations required by CLAUSE (ii) above in accordance with the terms of the Indenture.

               (b)      Notwithstanding PARAGRAPH (a) above:

                            (i) a Restricted Subsidiary of the Company may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, the Company or another Restricted Subsidiary of the Company without complying with CLAUSE (ii) of the preceding paragraph;

                            (ii) a series of transactions involving the sale of Receivables or interests therein by a Securitization Subsidiary in connection with a Qualified Securitization Transaction shall not be deemed to be the sale of all or substantially all of the Company's assets to the extent such transactions are consummated in the ordinary course of business; and

                            (iii) the provisions of CLAUSE (i) of the preceding
               paragraph shall not prohibit the Company or any Restricted Subsidiary from selling, assigning, transferring, leasing, conveying or otherwise disposing of all or substantially all of its assets to a Permitted Joint Venture in a transaction entered into in compliance with SECTION 3.12 herein.

                            (iv) the provisions of PARAGRAPH (A)(ii) above shall not apply to the Company and its Restricted Subsidiaries after such time as the conditions set forth in SECTION 3.1 herein are satisfied

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Securities.

                                    ARTICLE V

                            REDEMPTION OF SECURITIES

        SECTION 5.1. APPLICABILITY OF ARTICLE. The Securities shall be redeemable in accordance with their terms and in accordance with this Article.

        SECTION 5.2. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities , the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and Redemption Price, of the principal amount of Securities to be redeemed.

        SECTION 5.3. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the particular Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee in compliance with any applicable rules of the principal U.S. securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a U.S. securities exchange or if there are no applicable rules, on a pro rata basis, by lot or by such other method as such Trustee will deem appropriate; PROVIDED that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. The Trustee shall make the selection from the Securities that are Outstanding that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities, or any integral multiple of $1,000 in excess thereof) of the principal amount of the Securities of a denomination larger than the minimum authorized denomination for Securities.

        The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate of the Company or any Subsidiary of the Company thereof shall not be included in the Securities selected for redemption.

        For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

        SECTION 5.4. NOTICE OF REDEMPTION. At least 30 but no more than 60 days before any redemption date the Company will deliver written notice of such redemption to the Trustee and mail a notice of redemption first-class postage prepaid to each holder of Securities to be redeemed at its registered address.

          All notices of redemption shall state:

               (a)      the Redemption Date;

               (b)      the Redemption Price;

               (c) if less than all of the Outstanding Securities are to be redeemed, the identification (and in the case of partial redemption, the principal amounts) of the particular Security or Securities to be redeemed;

               (d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

               (e) the Place of Payment where such Securities are to be surrendered for payment for the Redemption Price;

               (f) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (g) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

               (h) the CUSIP, ISIN or Common Code number, if any, of the Securities.

        Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        SECTION 5.5. DEPOSIT OF REDEMPTION PRICE. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in SECTION 3.3) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (unless the Redemption Date shall be an interest payment date) interest accrued to the Redemption Date on, all Securities or portions thereof which are to be redeemed on that date.

        SECTION 5.6. SECURITIES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security, for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

        SECTION 5.7. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part at the office or agency of the Company maintained for such purpose pursuant to SECTION 3.2 herein (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security, without service charge, a new Security or Securities, having the same form, terms and Stated Maturity, in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal amount of the Security surrendered.

        SECTION 5.8. OPTIONAL REDEMPTION. The Company may at its option redeem all or part of the Securities. Any redemption pursuant to this SECTION
5.8 shall be made pursuant to the provisions of SECTION 5.1 through 5.7 herein. The Redemption Price will equal the greater of:

               (a) 100% of the principal amount of the Securities to be redeemed; or

               (b) the sum of the present values of the Remaining Scheduled Payments of the Securities discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points plus, in each case, accrued interest thereon to the Redemption Date.

        SECTION 5.9.    OFFER TO REPURCHASE UPON A CHANGE OF CONTROL.

               (a) If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

                            (i)   the transaction or transactions that
               constitute the Change of Control and Ratings Event;

                            (ii) that the Change of Control Offer is being made pursuant to this SECTION 5.9 and that all Securities tendered shall be accepted for payment;

                            (iii) the purchase price and the purchase date,
               which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

                            (iv) that any Security not tendered shall continue to accrue interest;

                            (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                            (vi) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                            (vii) that Holders shall be entitled to withdraw
               their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and

                            (viii) that Holders whose Securities are being
               purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

               (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                            (i) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control offer;

                            (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

                            (iii) deliver or cause to be delivered to the
               Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

        The Paying Agent shall promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

        The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Securities to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.

        The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Securities to require the Company to repurchase such Securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        SECTION 6.1. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" occurs with respect to the Securities if (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) default in the payment of principal of, or premium, if any, or liquidated damages (as required by the Registration Rights Agreement) on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; or

               (b) default in the payment of any installment of interest on any Security when due and continuance of such Default for 30 days or more; or

               (c)      failure to observe, perform or comply with SECTION 4.1;
or

               (d)      default (other than a default set forth in PARAGRAPHS
(a), (b) and (c) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in the Indenture, or in the Securities and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities; or

               (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; or

               (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced;

               (g) the Company or a Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) makes an admission in writing of its inability to pay its debts generally as they become due or (vi) takes corporate action in furtherance of any such action; or

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or a Material Subsidiary, in an involuntary case, (ii) adjudges the Company or a Material Subsidiary as bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, and adjustment or composition of or in respect of the Company or a Material Subsidiary, or appoints a Custodian of the Company or a Material Subsidiary, or for all or substantially all of its property, or (iii) orders the liquidation of the Company or a Material Subsidiary and the decree remains unstayed and in effect for 60 days.

        The Company shall deliver to the Trustee, as soon as practicable (and in any event within five Business Days), written notice in the form of an Officers' Certificate with two executive officers of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

        As used in this Indenture, the term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors. As used in this Indenture, the term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        SECTION 6.2. ACCELERATION; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in SECTION 6.1(g) or (h) above involving the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities may, and the Trustee shall upon the request of Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the Indenture or the Securities to the contrary. If an Event of Default specified in SECTION 6.1(g) or (h) above involving the Company occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

        The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of the Securities and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if:

               (a) default is made in the payment of any interest on any Security, if any, when such interest becomes due and payable and such default continues for a period of 30 days, or

               (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Security, the whole amount then due and payable on such

Security for principal, premium, if any, and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and on any overdue interest, if any, at the rate or rates prescribed therefor in such Security and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to secure any other proper remedy.

        SECTION 6.4. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents and take such actions authorized under the Trust Indenture Act as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities allowed in any judicial proceedings relating to the Company (or any other obligor upon the Securities), its creditors or its property. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.9 herein.

        SECTION 6.5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, in its own name as an express trust, without the possession of any of the Securities or the production thereof in any proceeding relating thereto and any recovery of judgment shall, after provision for the reasonable fees and expenses of the Trustee and its counsel, be for the ratable benefit of the Holders of the Securities in respect to which judgment was recovered.

        SECTION 6.6. DELAY OR OMISSION NOT WAIVER. No delay or omission by the Trustee or any Holder of any Securities to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default.

        SECTION 6.7. WAIVER OF PAST DEFAULTS. In addition to the provisions of SECTION 6.2 herein, the Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (b) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to SECTION 9.2 herein cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

        SECTION 6.8. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities; PROVIDED, HOWEVER, that (a) the Trustee may refuse to follow any direction that conflicts with law or this Indenture (b) the Trustee may refuse to follow any direction that is prejudicial to the rights of the Holders of Securities not consenting or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to the taking of any action hereunder, the Trustee shall be entitled to reasonable indemnification satisfactory to the Trustee against all losses and expenses caused by taking or not taking such action. This paragraph shall be in lieu of
Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

        SECTION 6.9. LIMITATION ON SUITS BY HOLDERS. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (a) the Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

               (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

               (d) the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

               (e) during such 60 day period, the Holders of a majority in aggregate principal amount of the Outstanding Securities have not given to the Trustee a direction inconsistent with such written request.

        No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

        SECTION 6.10. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, but subject to SECTION 3.2 herein, the right of any Holder of a Security to receive payment of principal of, premium, if any, and, subject to SECTIONS 2.1, 2.3 and 2.13 herein, interest, if any, on the Security, on or after the respective due dates expressed in the Security (or, in case of redemption, on the redemption dates), or, subject to SECTION 6.9 herein, to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.11. APPLICATION OF MONEY COLLECTED. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: to the Trustee for amounts due under SECTION 7.9 herein;

          Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal of, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and

       Third: to the Company.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

        SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the

Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of SECTION 2.10 herein, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any existing right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 6.14. WAIVER OF USURY, STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 6.15. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.

                                   ARTICLE VII

                                     TRUSTEE

        SECTION 7.1.    CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

               (a) Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by Section 315(a) of the Trust Indenture Act.

               (b) In case an Event of Default has occurred and is continuing with respect to the Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture with respect to the Securities, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that this subsection shall not be construed to limit the effect of subsection (a) of this Section; the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with SECTION
6.8 herein relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

        SECTION 7.2. RIGHTS OF TRUSTEE. Subject to the provisions of the Trust Indenture Act:

               (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

               (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

               (f) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

               (g) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers;

               (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

               (i) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (j) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this SECTION 7.2;

               (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        SECTION 7.3. TRUSTEE MAY HOLD SECURITIES. The Trustee, any Paying Agent, any Registrar or any other agent of the Company in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate of the Company or Subsidiary of the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

        SECTION 7.4. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Company.

        SECTION 7.5. TRUSTEE'S DISCLAIMER. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupon. The Trustee shall not be accountable for the Company's use of the proceeds from the Securities or for monies paid over to the Company pursuant to the Indenture.

        SECTION 7.6. NOTICE OF DEFAULTS. If a Default occurs and is continuing with respect to the Securities and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall, within 90 days after it occurs, transmit by mail to the Holders of Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all Defaults known to it unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that except in the case of a Default in payment on the Securities, the Trustee may withhold the notice if and so long as its board of directors, its executive committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of Securities; and PROVIDED, FURTHER, that in the case of any Default of the character specified in SECTION 6.1(c) herein with respect to Securities, no such notice to Holder shall be given until at least 30 days after the occurrence thereof.

        SECTION 7.7. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15 of each year commencing with the first May 15 after the Issue Date, the Trustee shall transmit by mail to all Holders of Securities as provided in
Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act, if applicable. A copy of each such report required pursuant to Section 313(a) or 313(b) of the Trust Indenture Act shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on, or delisted from, any stock exchange.

        SECTION 7.8. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of the Securities.

        SECTION 7.9.    COMPENSATION AND INDEMNITY.

               (a) The Company shall pay to the Trustee from time to time such reasonable compensation for its services as the Company and the Trustee shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

               (b) The Company shall fully indemnify the Trustee or any Predecessor Trustee and their agents for, and hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including legal fees and expenses and taxes (other than taxes based upon or determined or measured by the income of the Trustee) incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               (c) The Company need not reimburse any expense or indemnify against any loss, liability, damage or claim incurred by the Trustee as determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith or willful misconduct.

               (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest, if any, on particular Securities.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in SECTIONS 6.1(g) or (h) herein, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

        The provisions of this Section shall survive the termination of this Indenture.

        SECTION 7.10.  REPLACEMENT OF TRUSTEE.

               (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in SECTION 7.11 herein.

               (b) The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company.

               (c) The Holders of a majority in aggregate principal amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent.

               (d)      If at any time:

                            (i) the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

                            (ii)  the Trustee shall cease to be eligible under
               SECTION 7.12 herein or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months; or

                            (iii) the Trustee becomes incapable of acting, is
               adjudged a bankrupt or an insolvent or a receiver or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

               (e) If the instrument of acceptance by a successor Trustee required by SECTION 7.11 herein shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

               (f) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of SECTION 7.11 herein. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
SECTION 7.11 herein, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by SECTION 7.11 herein, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        SECTION 7.11.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

               (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

               (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor Trustee all such rights, powers and trusts referred to in PARAGRAPH (a) of this Section.

               (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

               (d) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided for notices to the Holders of Securities in SECTION 11.2 herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        SECTION 7.12. ELIGIBILITY; DISQUALIFICATION. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture

Act and shall have a combined capital and surplus of at least $75,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect heretofore specified in this Article.

        SECTION 7.13. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

        SECTION 7.14. APPOINTMENT OF AUTHENTICATING AGENT. The Trustee may appoint an Authenticating Agent with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue, exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve in the manner set forth in SECTION 11.2 herein. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses (including legal fees) for its services under this Section.

        If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

        This is one of the Securities described in the within-mentioned
Indenture.


                                    --------------------------------------------
                                    as Trustee

                                  by
                                    --------------------------------------------
                                    as Authenticating Agent

                                  by
                                    --------------------------------------------
                                    Authorized Signatory

                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

        SECTION 8.1. TERMINATION OF COMPANY'S OBLIGATIONS UNDER THIS INDENTURE. This Indenture shall upon a Company Request cease to be of further effect with respect to the Securities (except as to any surviving rights of registration of transfer or exchange of such Securities and replacement of such Securities which may have been lost, stolen or mutilated as herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities when

               (a)      either

                            (i) all such Securities previously authenticated and delivered (other than (A) such Securities which have been lost, stolen or destroyed and which have been replaced or paid, as provided in SECTION 2.10 herein, and (B) such Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in SECTION 3.3 herein) have been delivered to the Trustee for cancellation; or

                            (ii) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness of the Securities issued hereunder not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities issued hereunder to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity; or

               (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (c) the Company delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under
SECTION 7.9 herein, the obligations of the Company to any Authenticating Agent under SECTION 7.14 herein and, if money shall have been deposited with the Trustee pursuant to SUBCLAUSE (ii) of PARAGRAPH (a) of this Section, the obligations of the

Trustee under SECTION 7.2 herein and the last paragraph of SECTION 3.3 herein shall survive such satisfaction and discharge.

        SECTION 8.2. APPLICATION OF TRUST FUNDS. Subject to the provisions of the last paragraph of SECTION 3.3 herein, all money deposited with the Trustee pursuant to SECTION 8.1 herein shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

        SECTION 8.3. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. The Company may at its option by or pursuant to Board Resolution, at any time, elect to have SECTIONS 8.4 or 8.5 herein be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Article.

        SECTION 8.4. DEFEASANCE AND DISCHARGE. Upon the Company's exercise of the option specified in SECTION 8.3 above applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to such Securities on and after the date the conditions set forth in
SECTION 8.6 herein are satisfied (hereinafter "DEFEASANCE"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities which shall thereafter be deemed to be "Outstanding" only for the purposes of SECTION 8.7 herein and the other Sections of this Indenture referred to in CLAUSE (b) of this Section, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall on a Company Order execute proper instruments acknowledging the same), except the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust funds described in SECTION 8.6(a) herein and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Securities when such payments are due; (b) the Company's obligations with respect to such Securities under SECTIONS 2.4, 2.6, 2.10, 3.2 and 3.3 herein; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this
ARTICLE VIII. Subject to compliance with this ARTICLE VIII, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under SECTION 8.5 herein with respect to such Securities. Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.

        SECTION 8.5. COVENANT DEFEASANCE. Upon the Company's exercise of the option specified in SECTION 8.3 herein applicable to this Section, the Company shall be released from its obligations under ARTICLE III, ARTICLE IV and SECTION
5.9 herein (and with respect to SECTION 3.6, shall be required to certify only with respect to those covenants not defeased pursuant to this SECTION 8.5) with respect to such Securities on and after the date the conditions set forth in SECTION 8.6 herein are satisfied (hereinafter, "COVENANT DEFEASANCE"), and such Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with ARTICLE III, ARTICLE IV and SECTION 5.9 herein, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 6.1(c) herein or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

        SECTION 8.6. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to the application of SECTIONS 8.4 or 8.5 herein to any Securities:

               (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee (or another trustee satisfying the requirements of SECTION 7.12 herein who shall agree to comply with, and shall be entitled to the benefits of, the provisions of SECTIONS 8.3 through 8.9 inclusive and the last paragraph of SECTION 8.3 herein applicable to the Trustee, for purposes of such Sections also a "Trustee") as trust funds in trust for the purpose of making the payments referred to in CLAUSES (x) and (y) of this SECTION 8.6(a), specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, with instructions to the Trustee as to the application thereof, (A) money in an amount, or (B) Government Obligations which through the payment of interest, if any, and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in CLAUSE (x) or (y) of this
SECTION 8.6(a), money in an amount or (C) a combination thereof in an amount sufficient, without reinvestment, to pay and discharge, and which shall be applied by the Trustee to pay and discharge the principal of, premium, if any, and interest, if any, on such Securities on the Maturity of such principal or installment of principal or interest, if any. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Securities at a future date or dates in accordance with ARTICLE V which shall be given effect in applying the foregoing.

               (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound, in each case, on the date of such deposit pursuant to SECTION 8.6(a) above.

               (c) In the case of an election under SECTION 8.4 herein, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

               (d) In the case of an election under SECTION 8.5 herein, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

               (e) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under SECTION 8.4 herein or the covenant defeasance under SECTION 8.5 herein (as the case may be) have been complied with.

               (f)      No Default or Event of Default under SECTIONS 6.1(g) or
(h) herein with respect to such Securities shall have occurred and be continuing during the period commencing on the date of such deposit and ending on the 91st day after such date (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

               (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder.

        SECTION 8.7. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST. Subject to the provisions of the last paragraph of SECTION 3.3 herein, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to SECTION 9.6 herein in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest,if any, but such money need not be segregated from other funds except to the extent required by law.

        SECTION 8.8. REPAYMENT TO COMPANY. To the extent permitted by the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 76, as amended or interpreted by the Financial Accounting Standards Board from time to time, or any successor thereto ("STANDARD NO. 76"), or to the extent permitted by the Commission, the Trustee shall, from time to time, take one or more of the following actions as specified in a Company Request: (a) retransfer, reassign and deliver to the Company any securities deposited with the Trustee pursuant to SECTION 8.6(a) herein, provided that the Company shall, in substitution therefor, simultaneously transfer, assign and deliver to the Trustee other Governmental Obligations appropriate to satisfy the Company's obligations in respect of the relevant Securities; and (b) the Trustee and Paying Agent shall promptly pay to the Company upon Company Request any excess money or securities held by them at any time, including, without limitation, any assets deposited with the Trustee pursuant to SECTION 8.6(a) exceeding those necessary for the purposes of SECTION 8.6(a) herein. The Trustee shall not take the actions described in SUBSECTIONS (a) and (b) of this SECTION 8.8 herein unless it shall have first received a written report of Deloitte & Touche, or another nationally recognized independent public accounting firm, (i) expressing their opinion that the contemplated action is permitted by Standard No. 76 or the Commission for transactions accounted for as extinguishment of debt under the circumstances described in paragraph 3.c of Standard No. 76 or any successor provision, and (ii) verifying the accuracy, after giving effect to such action or actions, of the computations which demonstrate that the amounts remaining to be earned on the Government Obligations deposited with the Trustee pursuant to
SECTION 8.6(a) will be sufficient for purposes of SECTION 8.6(a) herein.

        SECTION 8.9. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay, and shall indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to this Article or the principal and interest, if any, and any other amount received on such Government Obligations.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

        SECTION 9.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

               (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities; or

               (b) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; PROVIDED, HOWEVER, that in respect of any such additional covenant such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may limit the remedies available to the Trustee upon such Default; or

               (c) to add any additional Events of Default with respect to the Securities; or

               (d)      to secure the Securities; or

               (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by the Trustee, pursuant to the requirements of SECTION 7.11 herein; or

               (f) if allowed without penalty under applicable laws and regulations, to permit payment in respect of the Securities in bearer form in the United States; or

               (g) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED such action shall not adversely affect the interests of the Holders of Securities affected thereby; or

               (h) to cure an ambiguity or correct any mistake, PROVIDED such action shall not adversely affect the interests of the Holders of Securities; or

               (i) to add a Subsidiary Guarantor pursuant to SECTION 10.7 herein or remove a Subsidiary Guarantor, which, in accordance with the terms of this Indenture, ceases to be liable in respect of its Subsidiary Guarantee.

        SECTION 9.2. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of this Indenture or of any other indenture supplemental hereto or to modify the rights of the Holders of such Securities; PROVIDED, HOWEVER, that without the consent of the Holder of each Outstanding Security affected thereby, a supplemental indenture under this Section may not:

               (a) change the Stated Maturity of the principal of, or premium, if any, on, or any installment of principal of or premium, if any, or interest, if any, on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any principal thereof or premium, if any, or interest, if any, thereon is determined, or change the Place of Payment where or the currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date);

               (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

               (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in SECTION 3.2 herein;

               (d)      make any change in SECTION 6.7 herein or this SECTION
9.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Security affected thereby.

        It is not necessary under this SECTION 9.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

        Upon the request of the Company, accompanied by an Officers' Certificate and a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

        SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

        SECTION 9.4. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.5. EFFECT OF SUPPLEMENTAL INDENTURES . Upon the execution of any supplemental indenture under this article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

                                    ARTICLE X

                              SUBSIDIARY GUARANTEES

        SECTION 10.1.   SUBSIDIARY GUARANTEES.

               (a) Subject to the provisions of this ARTICLE X, each Subsidiary Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to each Holder of Securities and to the Trustee on behalf of the Holders (i) the due and punctual payment of principal of, premium, if any, and interest in full on each Security when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the other Subsidiary Guarantors to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and this Indenture. In case of the failure of the Company punctually to make any such principal or interest payment or the failure of the Company or any other Subsidiary Guarantor to perform any such other Obligation, each Subsidiary Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration or otherwise, and as if such payment were made by the Company and to perform any such other Obligation of the Company immediately. Each Subsidiary Guarantor hereby further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under these Subsidiary Guarantees. The Subsidiary Guarantees under this ARTICLE X are guarantees of payment and not of collection.

               (b) Each of the Company and the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or any other Subsidiary Guarantor, any right to require a proceeding first against the Company or any other Subsidiary Guarantor, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever, and covenants that these Subsidiary Guarantees will not be discharged except by complete performance of the Obligations contained in the Securities and in this Indenture, or as otherwise specifically provided therein and herein.

               (c) Each Subsidiary Guarantor hereby waives and relinquishes:

                            (i) any right to require the Trustee, the Holders or the Company (each, a "BENEFITTED PARTY") to proceed against the Company, the Subsidiaries of the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors;

                            (ii)  any defense that may arise by reason of the
incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

                            (iii) demand, protest and notice of any kind (except
as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries of the Company, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

                            (iv)  any defense based upon an election of remedies
by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement;

                            (v)   any defense based upon any statute or rule of
law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                            (vi)  any defense arising because of a Benefitted
Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and

                            (vii) any defense based on any borrowing or grant of
a security interest under Section 364 of the Bankruptcy Law.

        (d) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the relevant Subsidiary Guarantee, the maturity of the Obligations guaranteed by such Subsidiary Guarantee may be accelerated as provided in ARTICLE VI herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any acceleration of such Obligations (whether or not due and payable) such Obligations shall forthwith become due and payable by such Subsidiary Guarantor for purposes of such Subsidiary Guarantee.

        (e) The Subsidiary Guarantees shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, premium, if any, or interest on any of the Securities is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or any of the Subsidiary Guarantors, all as though such payment had not been made.

        (f) Each Subsidiary Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of the Subsidiary Guarantees or this Indenture; PROVIDED, HOWEVER, that a Subsidiary Guarantor shall not be entitled to enforce or to receive any payments until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full.

        SECTION 10.2. OBLIGATIONS OF SUBSIDIARY GUARANTORS UNCONDITIONAL. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be Subsidiary Guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Securities or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Indenture, the entry of any judgment against the Company or any other Subsidiary Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

        SECTION 10.3. LIMITATION ON SUBSIDIARY GUARANTORS' LIABILITY. Each Subsidiary Guarantor and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under this ARTICLE X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this ARTICLE X, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance under applicable federal or state law.

        SECTION 10.4.   RELEASES OF SUBSIDIARY GUARANTEES.

               (a) If the Securities are defeased in accordance with the terms of ARTICLE VIII herein, then each Subsidiary Guarantor shall be deemed to have been released from and discharged of its obligations under its Subsidiary Guarantee as provided in ARTICLE VIII herein, subject to the conditions stated therein.

               (b) In the event an entity that is a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not such Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary, then such entity shall cease to be a Subsidiary Guarantor, whether or not a Default has occurred and is continuing if the sale or other disposition is in compliance with SECTION 3.13 herein.

               (c) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities and for the other obligations of the Company, such Subsidiary Guarantor and any other Subsidiary Guarantor under this Indenture as provided in this ARTICLE X.

        SECTION 10.5. RELEASE OF INTERNATIONAL GUARANTEE. Notwithstanding other provisions of this Indenture, the Guarantor shall be deemed to have been released from and discharged of its obligations under the International Guarantee if, after giving effect to such release:

               (a) each Security will continue to be assigned an Investment Grade rating by both Rating Agencies;

               (b) the Investment Grade rating shall not be accompanied by either (i) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof;

               (c)      no Default has occurred and is continuing; and

               (d) the Company has outstanding no other Indebtedness, which at such time has an aggregate outstanding principal amount in excess of $25 million that is guaranteed by Guarantor.

        SECTION 10.6. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO SUBSIDIARY GUARANTORS.

               (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate or an Opinion of Counsel or both, the definitions of such terms in SECTION 1.1 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

               (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor shall be sufficient if evidenced by a Company Order; PROVIDED that the definition of such term in SECTION 1.1 herein shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

               (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on any Subsidiary Guarantor may be given or served as described in SECTION 11.2 herein.

               (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in SECTION 7.2 herein as if all references therein to the Company were references to such Subsidiary Guarantor.

                                   ARTICLE XI

                                  MISCELLANEOUS

        SECTION 11.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

        SECTION 11.2. NOTICES. Any notice or communication shall be in writing, in the English language and delivered in person or mailed by first-class mail or transmitted by facsimile (with written confirmation of receipt) addressed as follows:

                if to the Company:

                Navistar International Corporation
                4201 Winfield Road
                Warrenville, Illinois  60555
                Attention:  Vice President and Treasurer
                Facsimile:  (630) 753-2305

                if to the Trustee:

                BNY Midwest Trust Company
                2 North LaSalle Street, Suite 1020
                Chicago, Illinois  60602
                Attention: Corporate Trust Administration
                Facsimile:  (312) 827-8542

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

        In any case where notice to Securityholders is given by mail, neither the failure to mail a notice or communication to a Securityholder nor any defect in any notice so mailed shall affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

        SECTION 11.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA section #3l2(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA section #312(c).

        SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        SECTION 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

        SECTION 11.6. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

        SECTION 11.7. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        SECTION 11.8. LEGAL HOLIDAYS. In any case where any interest payment date, Redemption Date, Stated Maturity or Maturity of any Security shall not be a Business Day (each, a LEGAL HOLIDAY"), then (notwithstanding any other provision of this Indenture or of any Security) payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date; PROVIDED that no interest shall accrue on the amount so payable for the period from and after such interest payment date, Redemption Date, Stated Maturity or Maturity, as the case may be, if the payment is made on the next succeeding Business Day.

        SECTION 11.9. GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

        SECTION 11.10. NO RECOURSE AGAINST OTHERS. An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Subsidiary Guarantors shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

        SECTION 11.11. SUCCESSORS. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 11.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 11.13. VARIABLE PROVISIONS. The Company initially appoints the Trustee as U.S. Paying Agent and Registrar with respect to any Global Securities.

        SECTION 11.14. QUALIFICATION OF INDENTURE. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

        SECTION 11.15. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        SECTION 11.16. SEPARABILITY. In case any provision of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 11.17. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                   *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  ISSUER:

                                  NAVISTAR INTERNATIONAL
                                  CORPORATION


                                  By:        /s/ T.M. Hough
                                             ----------------------------------
                                  Name:      Thomas M. Hough
                                  Title:     Vice President and Treasurer


                                  TRUSTEE:

                                  BNY MIDWEST TRUST COMPANY, as
                                  Trustee

                                  By:         /s/ D. G. Donovan
                                              ---------------------------------
                                  Name:       D. G. Donovan
                                  Title:      Assistant Vice President


                                  GUARANTOR:

                                  INTERNATIONAL TRUCK AND ENGINE
                                  CORPORATION

                                  By:         /s/ T.M. Hough
                                              ---------------------------------
                                  Name:       Thomas M. Hough
                                  Title:      Vice President and Treasurer

                                                                      EXHIBIT A1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR OF ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF


                                      A1-1

COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE TRANSACTION TERMINATION DATE.

         THIS SECURITY IS HELD BY THE BOOK-ENTRY DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.1(d) OF THE INDENTURE,
(3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE DELIVERED TO A SUCCESSOR BOOK-ENTRY DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                                      A1-2

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

No. [__]                                                               $[______]

ISIN:  US63934EAC21
CUSIP:  63934EAC2

         NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the "COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay Cede & Co., or its registered assigns, the principal sum indicated on the Schedule of Increases or Decreases in Security attached hereto, on June 1, 2006. This is a Rule 144A Global Security under the Indenture hereinafter referred to.

         Interest Payment Dates: June 1 and December 1, commencing December 1, 2001.

         Regular Record Dates: May 15 and November 15.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      A1-3

         IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officers.


Dated:   May 31, 2001                       NAVISTAR INTERNATIONAL
                                            CORPORATION

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:



Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.


Dated: May 31, 2001                         BNY MIDWEST TRUST
                                            COMPANY, as Trustee

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


                                      A1-4

                           [REVERSE SIDE OF SECURITY]

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

      Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Principal and Interest.

      Navistar International Corporation, a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 3/8% per annum from the date of issuance until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing December 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.    Method of Payment.

      The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing December 1, 2001, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment
Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 1, 2006.

      The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


                                      A1-5

      Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Book-Entry Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

3.    Paying Agent and Registrar.

      Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder; provided that it will at all times maintain a Paying Agent in The City of New York. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.    Indenture.

      The Company issued the Initial Securities under an Indenture dated as of May 31, 2001 (the "Indenture"), among the Company, International Truck and Engine Corporation (the "GUARANTOR") and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The terms of the Initial Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Initial Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.    Subsidiary Guarantees.

      The Securities are guaranteed by the Guarantor, subject to the release of such guarantees under certain circumstances, as provided in the Indenture. The Securities may after the date hereof be entitled to certain additional Subsidiary Guarantees made for the benefit of the Holders.


                                      A1-6

6.    Exchange Offer.

      In accordance with the terms of the Exchange and Registration Rights Agreement, dated May 31, 2001, among the Company, the Guarantor and J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, Scotia Capital (USA) Inc., BNY Capital Markets Inc. and RBC Dominion Securities Corporation (the "REGISTRATION RIGHTS AGREEMENT"), if (i) an exchange offer registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") is not filed with the Commission on or prior to 90 days after the Issue Date or the shelf registration statement (the "SHELF REGISTRATION STATEMENT") is not filed with the Commission on or before the Shelf Filing Date (as defined in the Registration Rights Agreement), (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement is not declared effective within 180 days after the Issue Date, (iii) the registered exchange offer (the "REGISTERED EXCHANGE OFFER") is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 90 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company will be obligated to pay liquidated damages to each Holder, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, (iii) the Registered Exchange Offer is consummated or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Notwithstanding any other provision of the Indenture or this Security: (i) accrued and unpaid interest on the Initial Securities being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Initial Securities being exchanged, and (ii) interest on the Initial Securities being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of completion of the Exchange Offer.

7.   Optional Redemption.

     The Company may at its option redeem all or part of the Securities at any time in whole, or from time to time in part, upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Redemption Price will equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities discounted to the

                                      A1-7

Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points; plus, in each case, accrued interest thereon to the Redemption Date.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a PRO RATA basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on such date.

8.   Mandatory Redemption.

     Except as set forth in paragraph 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

9.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and liquidated damages, if any, on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date.


                                      A1-8

10.  Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under Section 7 hereof and ending at the close of business on the day of selection.

11.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

12.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities, the Subsidiary Guarantees and the Indenture may be terminated if the Company deposits with the Trustee money and/or Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

14.  Amendment; Supplement; Waiver.

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at

                                           A1-9
any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

15.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year next following the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

     After such time as: (i) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (ii) the Investment Grade rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (iii) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (x) or (y) above the Company and its Restricted Subsidiaries will not be subject to certain covenants.

16.  Defaults and Remedies.

     The Indenture provides that each of the following events constitutes an Event of Default with respect to this Security: (i) default in the payment of principal of, or premium, if any, or liquidated damages (as required by the Registration Rights Agreement) on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; (ii) default in the payment of any installment of interest on any Security when due and continuance of such Default for 30 days or more;
(iii) failure to observe, perform or comply with any of the provisions


                                           A1-10
of the covenant imposing certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets; (iv) default (other than a default set forth in clauses (i), (ii) and (iii) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in the Indenture, or in the Notes and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Material Subsidiary of the Company.

     If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable.

     If an Event of Default described in clause (vii) above occurs, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

17.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.


                                      A1-11

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Subsidiary Guarantors shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

19.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

21.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

22.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.


                                      A1-12

24.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Navistar International Corporation
                       4201 Winfield Road
                       Warrenville, Illinois 60555
                       Attn: Vice President and Treasurer


                                      A1-13

                            NOTATION OF GUARANTEE


        For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 31, 2001 (the "INDENTURE"), among Navistar International Corporation, the Guarantor party thereto and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), (i) the due and punctual payment of the principal of, premium, if any, and interest in full on the Securities (as defined in the Indenture), when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the Guarantor to the Holders or the Trustee, including, without limitation, the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and this Indenture. In case of the failure of the Company to punctually to make any such principal or interest payment or the failure of the Company to perform any such other Obligation, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise. The Obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. The obligations of the Guarantor will be released only in accordance with the provisions of Article X of the Indenture.

                                             INTERNATIONAL TRUCK AND ENGINE
                                             CORPORATION


                                             By:
                                                 ------------------------------
                                             Name:
                                             Title:


                                      A1-14

                                 ASSIGNMENT FORM


     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------

                                Your Name:
                                          --------------------------------------
                                               (Print your name exactly as it
                                               appears on the face of this
                                               Security)


                                Your Signature:
                                               ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this
                                               Security)


Signature Guarantee*:
                     -----------------------------------------------



         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A1-15

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, please check the appropriate box:

               | | Section 3.13                     | | Section 5.9

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, state the amount you elect to have purchased:

                                     $----------------

Date:
     -------------------------

                                  Your Signature:
                                                 -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Note)

                                  Tax Identification No.:
                                                         -----------------------


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A1-16

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[________]. The following increases or decreases in this Global Security have been made:



                                                                             Principal Amount of           Signature of
                     Amount of decrease in     Amount of increases in       this Global Security       authorized officer of
    Date of           Principal Amount of        Principal Amount of           following such               Trustee or
   Exchange          this Global Security       this Global Security       decrease (or increase)           Depositary
-------------------------------------------------------------------------------------------------------------------------------


                                      A1-17

                                                                      EXHIBIT A2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR OF ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D),
(E) OR (F) AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE


                                      A2-1

COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE TRANSACTION TERMINATION DATE.

      THIS SECURITY IS HELD BY THE BOOK-ENTRY DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.1(d) OF THE INDENTURE,
(3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE DELIVERED TO A SUCCESSOR BOOK-ENTRY DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                                      A2-2

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

No. [__]                                                               $[______]
ISIN:  USU6375FAC15
CUSIP: U6375FAC1


      NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the "COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay Cede & Co., or its registered assigns, the principal sum indicated on the Schedule of Increases or Decreases in Global Security attached hereto, on June 1, 2006. This is a Regulation S Global Security under the Indenture hereinafter referred to.

      Interest Payment Dates: June 1 and December 1, commencing December 1,
      2001.

      Regular Record Dates: May 15 and November 15.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      A2-3

      IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officers.


Dated:   May 31, 2001                       NAVISTAR INTERNATIONAL
                                            CORPORATION

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:



Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.


Dated: May 31, 2001                         BNY MIDWEST TRUST
                                            COMPANY, as Trustee

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


                                      A2-4

                           [REVERSE SIDE OF SECURITY]

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

      Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Principal and Interest.

      Navistar International Corporation, a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 3/8% per annum from the date of issuance until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing December 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.    Method of Payment.

      The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing December 1, 2001, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment
Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 1, 2006.

      The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


                                      A2-5

      Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Book-Entry Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

3.    Paying Agent and Registrar.

      Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder; provided that it will at all times maintain a Paying Agent in The City of New York. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.    Indenture.

      The Company issued the Initial Securities under an Indenture dated as of May 31, 2001 (the "Indenture"), among the Company, International Truck and Engine Corporation (the "GUARANTOR") and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The terms of the Initial Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Initial Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.    Subsidiary Guarantees.

      The Securities are guaranteed by the Guarantor, subject to the release of such guarantees under certain circumstances, as provided in the Indenture. The Securities may after the date hereof be entitled to certain additional Subsidiary Guarantees made for the benefit of the Holders.


                                      A2-6

6.    Exchange Offer.

      In accordance with the terms of the Exchange and Registration Rights Agreement, dated May 31, 2001, among the Company, the Guarantor and J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, Scotia Capital (USA) Inc., BNY Capital Markets Inc. and RBC Dominion Securities Corporation (the "REGISTRATION RIGHTS AGREEMENT"), if (i) an exchange offer registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") is not filed with the Commission on or prior to 90 days after the Issue Date or the shelf registration statement (the "SHELF REGISTRATION STATEMENT") is not filed with the Commission on or before the Shelf Filing Date (as defined in the Registration Rights Agreement), (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement is not declared effective within 180 days after the Issue Date, (iii) the registered exchange offer (the "REGISTERED EXCHANGE OFFER") is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 90 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company will be obligated to pay liquidated damages to each Holder, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, (iii) the Registered Exchange Offer is consummated or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Notwithstanding any other provision of the Indenture or this Security: (i) accrued and unpaid interest on the Initial Securities being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Initial Securities being exchanged, and (ii) interest on the Initial Securities being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of completion of the Exchange Offer.

7.   Optional Redemption.

     The Company may at its option redeem all or part of the Securities at any time in whole, or from time to time in part, upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Redemption Price will equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities discounted to the

                                      A2-7

Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points; plus, in each case, accrued interest thereon to the Redemption Date.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a PRO RATA basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on such date.

8.   Mandatory Redemption.

     Except as set forth in paragraph 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

9.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and liquidated damages, if any, on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date.


                                      A2-8

10.  Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under Section 7 hereof and ending at the close of business on the day of selection.

11.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

12.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities, the Subsidiary Guarantees and the Indenture may be terminated if the Company deposits with the Trustee money and/or Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

14.  Amendment; Supplement; Waiver.

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at


                                      A2-9
any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

15.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year next following the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

     After such time as: (i) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (ii) the Investment Grade rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (iii) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (x) or (y) above the Company and its Restricted Subsidiaries will not be subject to certain covenants.

16.  Defaults and Remedies.

     The Indenture provides that each of the following events constitutes an Event of Default with respect to this Security: (i) default in the payment of principal of, or premium, if any, or liquidated damages (as required by the Registration Rights Agreement) on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; (ii) default in the payment of any installment of interest on any Security when due and continuance of such Default for 30 days or more;
(iii) failure to observe, perform or comply with any of the provisions

                                      A2-10
of the covenant imposing certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets; (iv) default (other than a default set forth in clauses (i), (ii) and (iii) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in the Indenture, or in the Notes and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Material Subsidiary of the Company.

     If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable.

     If an Event of Default described in clause (vii) above occurs, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

17.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.


                                      A2-11

18.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Subsidiary Guarantors shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

19.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

21.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

22.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY

                                      A2-12

OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

24.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Navistar International Corporation
                       4201 Winfield Road
                       Warrenville, Illinois 60555
                       Attn: Vice President and Treasurer


                                      A2-13

                              NOTATION OF GUARANTEE


        For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 31, 2001 (the "INDENTURE"), among Navistar International Corporation, the Guarantor party thereto and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), (i) the due and punctual payment of the principal of, premium, if any, and interest in full on the Securities (as defined in the Indenture), when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the Guarantor to the Holders or the Trustee, including, without limitation, the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and this Indenture. In case of the failure of the Company to punctually to make any such principal or interest payment or the failure of the Company to perform any such other Obligation, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise. The Obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. The obligations of the Guarantor will be released only in accordance with the provisions of Article X of the Indenture.

                                      INTERNATIONAL TRUCK AND ENGINE
                                      CORPORATION


                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      A2-14

                                 ASSIGNMENT FORM


     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------

                                Your Name:
                                          --------------------------------------
                                               (Print your name exactly as it
                                               appears on the face of this
                                               Security)


                                Your Signature:
                                               ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this
                                               Security)


Signature Guarantee*:
                     -----------------------------------------------


         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A2-15

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, please check the appropriate box:

               | | Section 3.13                     | | Section 5.9

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, state the amount you elect to have purchased:

                                $----------------

Date:
     -------------------------

                                Your Signature:
                                               -------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                Tax Identification No.:
                                                       -----------------------


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A2-16

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[______]. The following increases or decreases in this Global Security have been made:



                                                                             Principal Amount of           Signature of
                     Amount of decrease in     Amount of increases in       this Global Security       authorized officer of
    Date of           Principal Amount of        Principal Amount of           following such               Trustee or
   Exchange          this Global Security       this Global Security       decrease (or increase)           Depositary
--------------------------------------------------------------------------------------------------------------------------------


                                      A2-17

                                                                      EXHIBIT A3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR OF ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D),
(E) OR (F) AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE


                                      A3-1

COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE TRANSACTION TERMINATION DATE.

      THIS SECURITY IS HELD BY THE BOOK-ENTRY DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.1(d) OF THE INDENTURE,
(3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE DELIVERED TO A SUCCESSOR BOOK-ENTRY DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                                      A3-2

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

No. [__]                                                              $[______]

ISIN:  US63934EAD04
CUSIP:  63934EAD0


      NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the
"COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay Cede & Co., or its registered assigns, the principal sum indicated on the Schedule of Increases or Decreases in Global Security attached hereto, on June 1, 2006. This is an Institutional Accredited Investor Global Security under the Indenture hereinafter referred to.

      Interest Payment Dates: June 1 and December 1, commencing December 1,
2001.

      Regular Record Dates: May 15 and November 15.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      A3-3

      IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officers.


Dated:   May 31, 2001                       NAVISTAR INTERNATIONAL
                                            CORPORATION

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:





Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.


Dated: May 31, 2001                         BNY MIDWEST TRUST
                                            COMPANY, as Trustee

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:



                                      A3-4

                           [REVERSE SIDE OF SECURITY]

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

      Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Principal and Interest.

      Navistar International Corporation, a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 3/8% per annum from the date of issuance until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing December 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.    Method of Payment.

      The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing December 1, 2001, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment
Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 1, 2006.

      The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


                                      A3-5

      Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Book-Entry Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

3.    Paying Agent and Registrar.

      Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder; provided that it will at all times maintain a Paying Agent in The City of New York. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.    Indenture.

      The Company issued the Initial Securities under an Indenture dated as of May 31, 2001 (the "Indenture"), among the Company, International Truck and Engine Corporation (the "GUARANTOR") and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The terms of the Initial Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Initial Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.    Subsidiary Guarantees.

      The Securities are guaranteed by the Guarantor, subject to the release of such guarantees under certain circumstances, as provided in the Indenture. The Securities may after the date hereof be entitled to certain additional Subsidiary Guarantees made for the benefit of the Holders.


                                      A3-6

6.    Exchange Offer.

      In accordance with the terms of the Exchange and Registration Rights Agreement, dated May 31, 2001, among the Company, the Guarantor and J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, Scotia Capital (USA) Inc., BNY Capital Markets Inc. and RBC Dominion Securities Corporation (the "REGISTRATION RIGHTS AGREEMENT"), if (i) an exchange offer registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") is not filed with the Commission on or prior to 90 days after the Issue Date or the shelf registration statement (the "SHELF REGISTRATION STATEMENT") is not filed with the Commission on or before the Shelf Filing Date (as defined in the Registration Rights Agreement), (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement is not declared effective within 180 days after the Issue Date, (iii) the registered exchange offer (the "REGISTERED EXCHANGE OFFER") is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 90 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company will be obligated to pay liquidated damages to each Holder, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, (iii) the Registered Exchange Offer is consummated or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Notwithstanding any other provision of the Indenture or this Security: (i) accrued and unpaid interest on the Initial Securities being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Initial Securities being exchanged, and (ii) interest on the Initial Securities being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of completion of the Exchange Offer.

7.   Optional Redemption.

     The Company may at its option redeem all or part of the Securities at any time in whole, or from time to time in part, upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Redemption Price will equal to the greater of: (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities discounted to the


                                      A3-7

Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points; plus, in each case, accrued interest thereon to the Redemption Date.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a PRO RATA basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on such date.

8.   Mandatory Redemption.

     Except as set forth in paragraph 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

9.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and liquidated damages, if any, on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date.


                                      A3-8

10.  Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under Section 7 hereof and ending at the close of business on the day of selection.

11.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

12.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities, the Subsidiary Guarantees and the Indenture may be terminated if the Company deposits with the Trustee money and/or Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

14.  Amendment; Supplement; Waiver.

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at


                                      A3-9
any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

15.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year next following the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

     After such time as: (i) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (ii) the Investment Grade rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (iii) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (x) or (y) above the Company and its Restricted Subsidiaries will not be subject to certain covenants.

16.  Defaults and Remedies.

     The Indenture provides that each of the following events constitutes an Event of Default with respect to this Security: (i) default in the payment of principal of, or premium, if any, or liquidated damages (as required by the Registration Rights Agreement) on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; (ii) default in the payment of any installment of interest on any Security when due and continuance of such Default for 30 days or more;
(iii) failure to observe, perform or comply with any of the provisions


                                      A3-10
of the covenant imposing certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets; (iv) default (other than a default set forth in clauses (i), (ii) and (iii) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in the Indenture, or in the Notes and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Material Subsidiary of the Company.

     If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable.

     If an Event of Default described in clause (vii) above occurs, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

17.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.


                                      A3-11

18.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Subsidiary Guarantors shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

19.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

20.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

21.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

22.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY

                                      A3-12

OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

24.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Navistar International Corporation
                       4201 Winfield Road
                       Warrenville, Illinois 60555
                       Attn: Vice President and Treasurer


                                      A3-13

                              NOTATION OF GUARANTEE


        For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 31, 2001 (the "INDENTURE"), among Navistar International Corporation, the Guarantor party thereto and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), (i) the due and punctual payment of the principal of, premium, if any, and interest in full on the Securities (as defined in the Indenture), when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the Guarantor to the Holders or the Trustee, including, without limitation, the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and this Indenture. In case of the failure of the Company to punctually to make any such principal or interest payment or the failure of the Company to perform any such other Obligation, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise. The Obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. The obligations of the Guarantor will be released only in accordance with the provisions of Article X of the Indenture.

                                             INTERNATIONAL TRUCK AND ENGINE
                                             CORPORATION


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                      A3-14

                                 ASSIGNMENT FORM


     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

--------------------------------------------------------------------------------
                      (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------

                                 Your Name:
                                           -------------------------------------
                                                (Print your name exactly as it
                                                appears on the face of this
                                                Security)


                                 Your Signature:
                                                --------------------------------
                                                (Sign exactly as your name
                                                appears on the face of this
                                                Security)


Signature Guarantee*:
                     -----------------------------------------------


         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A3-15

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, please check the appropriate box:

               | | Section 3.13                     | | Section 5.9

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, state the amount you elect to have purchased:

                                $----------------

Date:
     -------------------------

                                Your Signature:
                                               -------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Note)

                                Tax Identification No.:
                                                       -----------------------


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A3-16

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[______]. The following increases or decreases in this Global Security have been made:



                                                                             Principal Amount of           Signature of
                     Amount of decrease in     Amount of increases in       this Global Security       authorized officer of
    Date of           Principal Amount of        Principal Amount of           following such               Trustee or
   Exchange          this Global Security       this Global Security       decrease (or increase)           Depositary
------------------------------------------------------------------------------------------------------------------------------


                                      A3-17

                                                                      EXHIBIT B1

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                                      B1-1

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

No. [__]                                                               $[______]

ISIN:  US63934EAC21
CUSIP:  63934EAC2

     NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the
"COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay Cede & Co., or its registered assigns, the principal sum indicated on the Schedule of Increases or Decreases in Global Security attached hereto, on June 1, 2006. This is a Rule 144A Global Security under the Indenture hereinafter referred to.

     Interest Payment Dates: June 1 and December 1, commencing December 1, 2001.

     Regular Record Dates: May 15 and November 15.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      B1-2

     IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officers.


Dated:   May 31, 2001                  NAVISTAR INTERNATIONAL CORPORATION

                                       By:
                                          --------------------------------
                                       Name:
                                       Title:





Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.


Dated: May 31, 2001                    BNY MIDWEST TRUST
                                       COMPANY, as Trustee

                                       By:
                                          ------------------------------
                                       Name:
                                       Title:


                                      B1-3

                           [REVERSE SIDE OF SECURITY]

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

     Navistar International Corporation, a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 3/8% per annum from the date of issuance until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing December 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.   Method of Payment.

     The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing December 1, 2001, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment
Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 1, 2006.

     The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


                                      B1-4

     Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Book-Entry Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

3.   Paying Agent and Registrar.

     Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder; provided that it will at all times maintain a Paying Agent in The City of New York. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.   Indenture.

     The Company issued the Securities under an Indenture dated as of May 31, 2001 (the "Indenture"), among the Company, International Truck and Engine Corporation (the "GUARANTOR") and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.   Subsidiary Guarantees.

     The Securities are guaranteed by the Guarantor, subject to the release of such guarantees under certain circumstances, as provided in the Indenture. The Securities may after the date hereof be entitled to certain additional Subsidiary Guarantees made for the benefit of the Holders.


                                      B1-5

6.   Optional Redemption.

     The Company may at its option redeem all or part of the Securities at any time in whole, or from time to time in part, upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Redemption Price will equal to the greater of:
(i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points; plus, in each case, accrued interest thereon to the Redemption Date.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a PRO RATA basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on such date.

7.   Mandatory Redemption.

     Except as set forth in paragraph 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

8.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and liquidated damages, if any, on the Securities repurchased to the


                                      B1-6
date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date.

9.   Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under Section 7 hereof and ending at the close of business on the day of selection.

10.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

11.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities, the Subsidiary Guarantees and the Indenture may be terminated if the Company deposits with the Trustee money and/or Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

13.  Amendment; Supplement; Waiver.


                                      B1-7

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

14.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year next following the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

     After such time as: (i) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (ii) the Investment Grade rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (iii) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (x) or (y) above the Company and its Restricted Subsidiaries will not be subject to certain covenants.

15.  Defaults and Remedies.



                                      B1-8

     The Indenture provides that each of the following events constitutes an Event of Default with respect to this Security: (i) default in the payment of principal of, or premium, if any, or liquidated damages (as required by the Registration Rights Agreement) on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; (ii) default in the payment of any installment of interest on any Security when due and continuance of such Default for 30 days or more; (iii) failure to observe, perform or comply with any of the provisions of the covenant imposing certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets; (iv) default (other than a default set forth in clauses (i), (ii) and (iii) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in the Indenture, or in the Notes and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Material Subsidiary of the Company.

     If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable.

     If an Event of Default described in clause (vii) above occurs, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

16.  Trustee Dealings with the Company.



                                      B1-9

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Subsidiary Guarantors shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

21.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                      B1-10

22.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

23.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Navistar International Corporation
                       4201 Winfield Road
                       Warrenville, Illinois 60555
                       Attn: Vice President and Treasurer


                                      B1-11

                              NOTATION OF GUARANTEE


        For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 31, 2001 (the "INDENTURE"), among Navistar International Corporation, the Guarantor party thereto and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), (i) the due and punctual payment of the principal of, premium, if any, and interest in full on the Securities (as defined in the Indenture), when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the Guarantor to the Holders or the Trustee, including, without limitation, the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and this Indenture. In case of the failure of the Company to punctually to make any such principal or interest payment or the failure of the Company to perform any such other Obligation, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise. The Obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. The obligations of the Guarantor will be released only in accordance with the provisions of Article X of the Indenture.

                                     INTERNATIONAL TRUCK AND ENGINE
                                     CORPORATION


                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                      B1-12

                               ASSIGNMENT FORM


     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------

                                Your Name:
                                          --------------------------------------
                                               (Print your name exactly as it
                                               appears on the face of this
                                               Security)


                                Your Signature:
                                               ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this
                                               Security)


Signature Guarantee*:
                     -----------------------------------------------



         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      B1-13

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

| |  1  acquired for the undersigned's own account, without transfer; or

| |  2  transferred to the Company; or

| | 3 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

| | 4 transferred pursuant to an effective registration statement under the Securities Act; or

| | 5 transferred pursuant to and in compliance with Regulation S under the Securities Act; or

| | 6 transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as SECTION 2.7 of the Indenture); or

| | 7 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act

                                      B1-14
of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


-----------------------------------
Dated:
      -----------------------------


                                      B1-15

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, please check the appropriate box:

                | | Section 3.13                     | | Section 5.9

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, state the amount you elect to have purchased:

                                $----------------

Date:
     -------------------------

                              Your Signature:
                                             -------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Note)

                              Tax Identification No.:
                                                     -----------------------


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      B1-16

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[_______]. The following increases or decreases in this Global Security have been made:



                                                                             Principal Amount of           Signature of
                     Amount of decrease in     Amount of increases in       this Global Security       authorized officer of
    Date of           Principal Amount of        Principal Amount of           following such               Trustee or
   Exchange          this Global Security       this Global Security       decrease (or increase)           Depositary
------------------------------------------------------------------------------------------------------------------------------


                                      B1-17

                                                                      EXHIBIT B2

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                                      B2-1

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

No. [__]                                                               $[______]
ISIN:  USU6375FAC15
CUSIP: U6375FAC1


     NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the
"COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay Cede & Co., or its registered assigns, the principal sum indicated on the Schedule of Increases of Decreases in Global Security attached hereto, on June 1, 2006. This is a Regulation S Global Security under the Indenture hereinafter referred to.

     Interest Payment Dates: June 1 and December 1, commencing December 1, 2001.

     Regular Record Dates: May 15 and November 15.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      B2-2

     IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officers.


Dated:   May 31, 2001                          NAVISTAR INTERNATIONAL
                                               CORPORATION

                                               By:
                                                  -----------------------------
                                               Name:
                                               Title:





Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.


Dated: May 31, 2001                            BNY MIDWEST TRUST
                                               COMPANY, as Trustee

                                               By:
                                                  -----------------------------
                                               Name:
                                               Title:


                                      B2-3

                           [REVERSE SIDE OF SECURITY]

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

     Navistar International Corporation, a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 3/8% per annum from the date of issuance until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing December 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.   Method of Payment.

     The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing December 1, 2001, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment
Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 1, 2006.

     The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


                                      B2-4

     Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Book-Entry Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

3.   Paying Agent and Registrar.

     Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder; provided that it will at all times maintain a Paying Agent in The City of New York. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.   Indenture.

     The Company issued the Securities under an Indenture dated as of May 31, 2001 (the "Indenture"), among the Company, International Truck and Engine Corporation (the "GUARANTOR") and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.   Subsidiary Guarantees.

     The Securities are guaranteed by the Guarantor, subject to the release of such guarantees under certain circumstances, as provided in the Indenture. The Securities may after the date hereof be entitled to certain additional Subsidiary Guarantees made for the benefit of the Holders.


                                      B2-5

6.   Optional Redemption.

     The Company may at its option redeem all or part of the Securities at any time in whole, or from time to time in part, upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Redemption Price will equal to the greater of:
(i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points; plus, in each case, accrued interest thereon to the Redemption Date.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a PRO RATA basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on such date.

7.   Mandatory Redemption.

     Except as set forth in paragraph 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

8.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and liquidated damages, if any, on the Securities repurchased to the


                                      B2-6
date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date.

9.   Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under Section 7 hereof and ending at the close of business on the day of selection.

10.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

11.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities, the Subsidiary Guarantees and the Indenture may be terminated if the Company deposits with the Trustee money and/or Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

13.  Amendment; Supplement; Waiver.


                                      B2-7

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

14.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year next following the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

     After such time as: (i) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (ii) the Investment Grade rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (iii) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (x) or (y) above the Company and its Restricted Subsidiaries will not be subject to certain covenants.

15.  Defaults and Remedies.



                                      B2-8

     The Indenture provides that each of the following events constitutes an Event of Default with respect to this Security: (i) default in the payment of principal of, or premium, if any, or liquidated damages (as required by the Registration Rights Agreement) on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; (ii) default in the payment of any installment of interest on any Security when due and continuance of such Default for 30 days or more; (iii) failure to observe, perform or comply with any of the provisions of the covenant imposing certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets; (iv) default (other than a default set forth in clauses (i), (ii) and (iii) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in the Indenture, or in the Notes and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Material Subsidiary of the Company.

     If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable.

     If an Event of Default described in clause (vii) above occurs, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

16.  Trustee Dealings with the Company.



                                      B2-9

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Subsidiary Guarantors shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

21.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                      B2-10

22.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

23.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Navistar International Corporation
                       4201 Winfield Road
                       Warrenville, Illinois 60555
                       Attn: Vice President and Treasurer


                                      B2-11

                              NOTATION OF GUARANTEE


        For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 31, 2001 (the "INDENTURE"), among Navistar International Corporation, the Guarantor party thereto and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), (i) the due and punctual payment of the principal of, premium, if any, and interest in full on the Securities (as defined in the Indenture), when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the Guarantor to the Holders or the Trustee, including, without limitation, the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and this Indenture. In case of the failure of the Company to punctually to make any such principal or interest payment or the failure of the Company to perform any such other Obligation, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise. The Obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. The obligations of the Guarantor will be released only in accordance with the provisions of Article X of the Indenture.

                                     INTERNATIONAL TRUCK AND ENGINE
                                     CORPORATION


                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                      B2-12

                                 ASSIGNMENT FORM


     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:


--------------------------------------------------------------------------------
                      (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------

                               Your Name:
                                         ---------------------------------------
                                              (Print your name exactly as it
                                              appears on the face of this
                                              Security)


                               Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Security)


Signature Guarantee*:
                     -----------------------------------------------



         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      B2-13

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

| |  1  acquired for the undersigned's own account, without transfer; or

| |  2  transferred to the Company; or

| | 3 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

| | 4 transferred pursuant to an effective registration statement under the Securities Act; or

| | 5 transferred pursuant to and in compliance with Regulation S under the Securities Act; or

| | 6 transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as SECTION 2.7 of the Indenture); or

| | 7 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act


                                      B2-14
of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



---------------------------------
Dated:
      ---------------------------


                                      B2-15

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, please check the appropriate box:

                       | | Section 3.13                     | | Section 5.9

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, state the amount you elect to have purchased:

                                $----------------

Date:
     -------------------------

                                   Your Signature:
                                                  ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)

                                   Tax Identification No.:
                                                          ----------------------


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      B2-16

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[_______]. The following increases or decreases in this Global Security have been made:


                                                                             Principal Amount of           Signature of
                     Amount of decrease in     Amount of increases in       this Global Security       authorized officer of
    Date of           Principal Amount of        Principal Amount of           following such               Trustee or
   Exchange          this Global Security       this Global Security       decrease (or increase)           Depositary
-------------------------------------------------------------------------------------------------------------------------------



                                      B2-17

                                                                      EXHIBIT B3

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                                      B3-1

                            NAVISTAR INTERNATIONAL CORPORATION

                                9 3/8% Senior Note due 2006

No. [__]                                                               $[______]

ISIN:  US63934EAD04
CUSIP:  63934EAD0


     NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the
"COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay Cede & Co., or its registered assigns, the principal sum indicated on the Schedule of Increases or Decreases in Global Security attached hereto, on June 1, 2006. This is an Institutional Accredited Investor Global Security under the Indenture hereinafter referred to.

     Interest Payment Dates: June 1 and December 1, commencing December 1, 2001.

     Regular Record Dates: May 15 and November 15.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      B3-2

     IN WITNESS WHEREOF, the Company has caused this Security to be executed manually or by facsimile by its duly authorized officers.


Dated:   May 31, 2001                                NAVISTAR INTERNATIONAL
                                                     CORPORATION

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:





Certificate of Authentication:

This is one of the Securities described in the within-mentioned Indenture.


Dated: May 31, 2001                                  BNY MIDWEST TRUST
                                                     COMPANY, as Trustee

                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:


                                      B3-3

                           [REVERSE SIDE OF SECURITY]

                       NAVISTAR INTERNATIONAL CORPORATION

                           9 3/8% Senior Note due 2006

     Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Principal and Interest.

     Navistar International Corporation, a Delaware corporation (such corporation and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at a rate of 9 3/8% per annum from the date of issuance until repayment at maturity or redemption. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing December 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand, to the extent permitted by law, at the rate borne by this Security; it shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent permitted by law.

2.   Method of Payment.

     The Company will pay interest on the principal amount of the Securities as provided above on each Interest Payment Date, commencing December 1, 2001, to the persons which are Holders (as reflected in the Register at the close of business on the May 15 or November 15 immediately preceding the Interest Payment
Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 1, 2006.

     The Company will pay principal, premium, if any, and interest in U.S. Dollars. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


                                      B3-4

     Principal of, and premium, if any, and interest on, Definitive Securities will be payable, and Definitive Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium, if any, and interest on, Global Securities will be payable by the Company through the Trustee to the Book-Entry Depositary in immediately available funds. Holders of Definitive Securities will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Security, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

3.   Paying Agent and Registrar.

     Initially, BNY Midwest Trust Company, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Company may appoint and change the Paying Agent or transfer agent without notice to any Holder; provided that it will at all times maintain a Paying Agent in The City of New York. The Company or any wholly owned Subsidiary may act as a Paying Agent, Registrar, co-registrar or transfer agent, subject to certain limitations.

4.   Indenture.

     The Company issued the Securities under an Indenture dated as of May 31, 2001 (the "Indenture"), among the Company, International Truck and Engine Corporation (the "GUARANTOR") and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.   Subsidiary Guarantees.

     The Securities are guaranteed by the Guarantor, subject to the release of such guarantees under certain circumstances, as provided in the Indenture. The Securities may after the date hereof be entitled to certain additional Subsidiary Guarantees made for the benefit of the Holders.


                                      B3-5

6.   Optional Redemption.

     The Company may at its option redeem all or part of the Securities at any time in whole, or from time to time in part, upon not less than 30 or not more than 60 days' prior notice mailed to each Holder to be so redeemed at such Holders' registered address. The Redemption Price will equal to the greater of:
(i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments of the Securities discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 50 basis points; plus, in each case, accrued interest thereon to the Redemption Date.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, then on a PRO RATA basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements) provided that (i) Securities and portions thereof that the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000 and (ii) no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Trustee or with a Paying Agent (or, if applicable, segregated and held in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on such date.

7.   Mandatory Redemption.

     Except as set forth in paragraph 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

8.   Repurchase at Option of Holder.

     If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to the Change of Control offer on the terms set forth in this Indenture (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company shall offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and liquidated damages, if any, on the Securities repurchased to the


                                      B3-6
date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as set forth in the Indenture.

     In the event of certain Asset Dispositions and subject to certain limitations set forth in the Indenture, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date.

9.   Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption. Also, it need not register the transfer or exchange of any Securities for a period beginning at the opening of 15 calendar days before the day of any selection of Securities for redemption under Section 7 hereof and ending at the close of business on the day of selection.

10.  Persons Deemed Owners.

     The registered Holder of a Security shall be treated as its owner for all purposes.

11.  Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

     Subject to certain conditions contained in the Indenture, at any time some or all of the obligations under the Securities, the Subsidiary Guarantees and the Indenture may be terminated if the Company deposits with the Trustee money and/or Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, the Securities to redemption or stated maturity, as the case may be.

13.  Amendment; Supplement; Waiver.



                                      B3-7

     Subject to certain exceptions as set forth in the Indenture, with the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Securities adversely affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or supplemental indentures to add any provisions to or to change or eliminate any provisions of this Indenture or of any other supplemental indenture or to modify the rights of the Holders of such Securities. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution and the Trustee at any time and from time to time, may enter into supplemental indentures, in form reasonably satisfactory to the Trustee, to, among other things, cure any ambiguity, omission, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder. The Holders of a majority in aggregate principal amount of Outstanding Securities by written notice to the Trustee may waive on behalf of the Holders of all Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on any Security or (ii) an Event of Default resulting from the breach of a covenant or provision hereof which pursuant to the Indenture cannot be amended or modified without the consent of the Holder of each Outstanding Security adversely affected.

14.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create Liens, incur Indebtedness, make Restricted Payments and make Asset Dispositions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year next following the Closing Date), a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

     After such time as: (i) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (ii) the Investment Grade rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; and (iii) no Default under the Indenture has occurred and is continuing, and notwithstanding that the Securities may later cease to have an Investment Grade rating by both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (x) or (y) above the Company and its Restricted Subsidiaries will not be subject to certain covenants.

15.  Defaults and Remedies.



                                      B3-8

     The Indenture provides that each of the following events constitutes an Event of Default with respect to this Security: (i) default in the payment of principal of, or premium, if any, or liquidated damages (as required by the Registration Rights Agreement) on any Security when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase any Security on the date required following a Change of Control; (ii) default in the payment of any installment of interest on any Security when due and continuance of such Default for 30 days or more; (iii) failure to observe, perform or comply with any of the provisions of the covenant imposing certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets; (iv) default (other than a default set forth in clauses (i), (ii) and (iii) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in the Indenture, or in the Notes and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or (vii) certain events of bankruptcy, insolvency or reorganization involving the Company or any Material Subsidiary of the Company.

     If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture. Upon such a declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable.

     If an Event of Default described in clause (vii) above occurs, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities then outstanding will ipso facto become due and payable.

16.  Trustee Dealings with the Company.


                                      B3-9

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Subsidiary Guarantors shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18.  Authentication.

     This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

20.  Additional Rights of Holders of Transfer Restricted Securities.

     In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

21.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                      B3-10

22.  GOVERNING LAW.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

23.  Successor Corporation.

     In the event a successor corporation assumes all the obligations of the Company under the Securities and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                       Navistar International Corporation
                       4201 Winfield Road
                       Warrenville, Illinois 60555
                       Attn: Vice President and Treasurer


                                    B3-11

                            NOTATION OF GUARANTEE


        For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 31, 2001 (the "INDENTURE"), among Navistar International Corporation, the Guarantor party thereto and BNY Midwest Trust Company, as trustee (the "TRUSTEE"), (i) the due and punctual payment of the principal of, premium, if any, and interest in full on the Securities (as defined in the Indenture), when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the Guarantor to the Holders or the Trustee, including, without limitation, the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and this Indenture. In case of the failure of the Company to punctually to make any such principal or interest payment or the failure of the Company to perform any such other Obligation, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise. The Obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. The obligations of the Guarantor will be released only in accordance with the provisions of Article X of the Indenture.

                                     INTERNATIONAL TRUCK AND ENGINE
                                     CORPORATION


                                     By:
                                        ----------------------------------
                                     Name:
                                     Title:


                                    B3-12

                                 ASSIGNMENT FORM


     To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------

                                Your Name:
                                          --------------------------------------
                                              (Print your name exactly as it
                                              appears on the face of this
                                              Security)


                                Your Signature:
                                               ---------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Security)


Signature Guarantee*:
                     -----------------------------------------------



         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                    B3-13

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

| |  1  acquired for the undersigned's own account, without transfer; or

| |  2  transferred to the Company; or

| | 3 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

| | 4 transferred pursuant to an effective registration statement under the Securities Act; or

| | 5 transferred pursuant to and in compliance with Regulation S under the Securities Act; or

| | 6 transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as SECTION 2.7 of the Indenture); or

| | 7 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act


                                    B3-14
of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



---------------------------------
Dated:
      ---------------------------


                                    B3-15

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, please check the appropriate box:

              | | Section 3.13                     | | Section 5.9

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.13 or Section 5.9 of the Indenture, state the amount you elect to have purchased:

                                $----------------

Date:
     -------------------------

                                  Your Signature:
                                                 -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Note)

                                  Tax Identification No.:
                                                         -----------------------


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                    B3-16

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount of this Global Security is $[_______]. The following increases or decreases in this Global Security have been made:


                                                                             Principal Amount of           Signature of
                     Amount of decrease in     Amount of increases in       this Global Security       authorized officer of
    Date of           Principal Amount of        Principal Amount of           following such               Trustee or
   Exchange          this Global Security       this Global Security       decrease (or increase)           Depositary
------------------------------------------------------------------------------------------------------------------------------


                                    B3-17